EXHIBIT 2.1

[CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY WJ COMMUNICATIONS, INC. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.]

AGREEMENT AND PLAN OF MERGER

by and between

WJ COMMUNICATIONS, INC.,

WJ NEWCO, LLC

and

TELENEXUS, INC.

and

WILFRED K. LAU

RICHARD J. SWANSON

KURT CHRISTENSEN

DAVID FRIED

MARK SUTTON

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is entered into as of the 19th day of January, 2005, by and among WJ Communications, Inc., a Delaware corporation (the “Purchaser”), WJ Newco, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Purchaser (the “Sub”), Telenexus, Inc., a Texas corporation (the “Company”), and Wilfred K. Lau, Richard J. Swanson, Kurt Christensen, David Fried and Mark Sutton (together, the “Shareholders”). The Purchaser, the Sub, the Company, and the Shareholders are referred to collectively herein as the “Parties.”

RECITALS

This Agreement contemplates a forward acquisitive reorganization for federal income tax purposes of the Company by the Purchaser pursuant to Section 368(a)(1)(A) of the Code.   The Parties intend that this Agreement shall constitute a “plan of reorganization” for purposes of Section 368 of the Code.  Pursuant to the merger and plan of reorganization, the Company will be merged with and into the Sub and the Shareholders will surrender all of the issued and outstanding shares (the “Shares”) of common stock, $0.01 par value (the “Common Stock”) of the Company in exchange solely for cash and common stock of the Purchaser as more fully set forth hereinafter. After the Closing, the Sub shall hold all of the assets of the Company. The Parties expect that the acquisition will further certain of their business objectives.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I  DEFINITIONS

“Accelerated Earnout Payment” has the meaning set forth in Section 2.9(f)

“Acceleration Event” has the meaning set forth in Section 2.9(f).

“Acceptance Notice” has the meaning set forth in Section 2.9(d).

“Affiliate” of any Person means any Person, directly or indirectly, controlling, controlled by, or under common control with, any such Person and any officer, director or controlling person of such Person.

“Agreement” has the meaning set forth in the preamble.

“Ancillary Agreements” means the Escrow Agreement, the Lau Non-Competition Agreement, the Swanson Non-Competition Agreement, the Lau Employment Agreement, the Swanson Employment Agreement, the Lock-up Agreements, the Shareholder Releases and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Purchaser, the Sub, the Company or the Shareholders in connection with the consummation of the transactions contemplated by this Agreement, in each case only as applicable to the relevant party or parties to such Ancillary Agreement, as indicated by the context in which such term is used; provided, however, the term Ancillary Agreement shall not be interpreted to include any draft of the foregoing or any document, agreement or information provided to the Purchaser, the Sub or their respective representatives prior to the Closing as part of the due diligence investigation conducted thereby.

“Arbitration Firm” means a “Big 4” accounting firm unaffiliated with either the Purchaser, the Company or the Shareholders during the two (2) years prior to the date of the dispute and reasonably satisfactory to each of them.  In the event such a “Big 4” accounting firm is unavailable, then the Arbitration Firm shall be Grant Thornton LLP.

“Audit” has the meaning set forth in Section 9.3.

“Auditor” has the meaning set forth in Section 9.3.

“Calculation Period” has the meaning set forth in Section 2.9(a)(i).

“Calculation Statement” has the meaning set forth in Section 2.9(d).

“Ceiling Amount” has the meaning set forth in Section 7.3(b).

“Certificate of Merger” has the meaning set forth in Section 2.2.

“Claims Notice” has the meaning set forth in Section 7.2(a).

“Closing” has the meaning set forth in Section 3.1.

“Closing Consideration” has the meaning set forth in Section 2.7(a).

“Closing Date” has the meaning set forth Section 3.1.

“Closing Payment” has the meaning set forth in Section 2.7(a).

“Closing Working Capital” has the meaning set forth in Section 2.8(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Contracts” means all legally binding written contracts, agreements (including, without limitation, employment and non-competition agreements), leases (whether real or personal property), commitments, instruments, guarantees, bids, orders and proposals and all oral understandings which rise to the level of a binding contract.

“Controlled Group” has the meaning set forth in Section 4.13(e).

“Copyright” means all copyrights, mask work rights, similar rights in databases and data collections and Registrations of the foregoing.

“Desired Employees” has the meaning set forth in Section 9.2.

“Dispute Notice” has the meaning set forth in Section 2.9(e).

“Dissenter’s Rights” has the meaning set forth in Section 2.2.

“DLLCA” has the meaning set forth in Section 2.1.

“Domain Names” means any alphanumeric designation which is registered with or assigned by any domain name registrar, domain name registry, or other domain name registration authority as part of an electronic address on the Internet, including, without limitation, any and all rights to the following names and domain names:  www.tnex.com and www.telenexus.com.

“Earnout Payment” has the meaning set forth in Section 2.9(a).

“Effective Date” has the meaning set forth in Section 2.2.

“Effective Time” has the meaning set forth in Section 3.1.

“Employee Plan” or collectively, “Employee Plans” has the meaning set forth in Section 4.13(a).

“Environment” means soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata, ambient air, indoor air or indoor air quality, including, without limitation, any material or substance used in the physical structure of any building or improvement.

“Environmental Condition” means any condition of the Environment with respect to the Real Property, with respect to any property previously owned, leased or operated by the Company to the extent such condition of the Environment existed at the time of such ownership, lease or operation, or with respect to any other real property at which any Hazardous Material generated by the operation of the business of the Company prior to the Closing Date has been treated, stored or disposed of, which violates any Environmental Law, or even though not violative of any Environmental Law, nevertheless results, or reasonably could be expected to result, in any Release, or Threat of Release, damage, loss, cost, expense, claim, demand, order or liability.

“Environmental Law” means any federal, state or local law, regulation, rule, ordinance, common law, policy or guideline relating to the health, safety or protection of the Environment, Releases of Hazardous Materials into the Environment, workplace safety or injury to persons relating to Releases of Hazardous Materials into the Environment binding on the applicable Person on the date of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, as in effect on the date of this Agreement.

“Escrow Agent” has the meaning set forth in Section 2.7(b).

“Escrow Agreement” means that certain escrow agreement, dated as of the Closing Date, by and among the Purchaser, the Shareholders and Escrow Agent in the form attached hereto as Exhibit A.

“Escrow Amount” has the meaning set forth in Section 2.7(b).

“Exchange Act” means the Securities Exchange Act of 1934.

“Expiration Date” has the meaning set forth in Section 7.3(a).

“Excluded Representations” has the meaning set forth in Section 7.3(a).

“Expenses” means all unpaid costs, fees and expenses of outside professionals relating to the process of selling the Company whether incurred in connection with this Agreement or otherwise, including, without limitation, all legal fees, accounting, tax, investment banking fees and expenses so incurred.

 “Family Affiliate” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of any Person.

“Financial Statements” has the meaning set forth in Section 4.19(a).

“First Target” has the meaning set forth in Section 2.9(a)(i).

“GAAP” has the meaning set forth in Section 2.8(a).

“Governmental Authority” means any government or political subdivision or regulatory authority thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision or regulatory authority, or any federal, state, local or foreign court or arbitrator which has jurisdiction over the applicable matter or Person.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing in whole or in part the payment of any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligations of the payment of such Indebtedness or to protect such obligee against loss in respect of such Indebtedness (in whole or in part); provided, however, that the term Guarantee shall not include endorsements for deposit or collection in the Ordinary Course of Business.  The term “Guarantee” used as a verb has a correlative meaning.

“Hazardous Material” means any pollutant, toxic substance, including asbestos and asbestos-containing materials, hazardous waste, hazardous material, hazardous substance, contaminant, petroleum or petroleum-containing materials, radiation and radioactive materials, leaded paints, toxic mold and other harmful biological agents, and polychlorinated biphenyls as defined in, the subject of, or which could give rise to, liability under any Environmental Law.

“Indebtedness” of any Person means:  either (a) any liability of any Person (i) for borrowed money (including the current portion thereof), or (ii) under any reimbursement obligation relating to a letter of credit, bankers’ acceptance or note purchase facility, or (iii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), or (iv) for the payment of money relating to leases that are required to be classified as capitalized lease obligations in accordance with GAAP, or (v) for all or any part of the deferred purchase price of property or services (other than trade payables), including any “earnout” or similar payments or any non-compete payments, or (vi) under interest rate swap, hedging or similar agreements or (b) any liability of others described in the preceding clause (a) that such Person has Guaranteed, that is recourse to such Person or any of its assets or that is otherwise its legal liability or that is secured in whole or in part by the assets of such Person.  For purposes of this Agreement, Indebtedness includes (A) any and all accrued interest, success fees, prepayment premiums, make-whole premiums or penalties and fees or expenses actually incurred (including attorneys’ fees) associated with the prepayment of any Indebtedness and (B) any and all amounts owed by the Company to any of its Affiliates, including, without limitation, the Shareholders.

“Indemnified Party” has the meaning set forth in Section 7.2(a).

“Indemnifying Party” has the meaning set forth in Section 7.2(a).

“Intellectual Property” means any and all general intangibles for which any right, title, or interest exists under any Copyright, Patent, Trademark or Trade Secret Laws, or any Laws of a similar nature concerning Software or Domain Names; the term “Intellectual Property” includes any and all extant Registrations of such general intangibles and related rights, titles, and interest, including any and all provisionals, divisionals, continuations, continuations-in-part, reissues, reexaminations, renewals, revivals, restorations, and extensions thereof now or hereafter in force and effect.

 “Investment” means any equity interest, directly or indirectly, in any Person.

“IP Assets” means all Intellectual Property owned or licensed (as licensor or licensee) by the Company.

“IRS” means the Internal Revenue Service.

“Lau Employment Agreement” has the meaning set forth in Section 3.3(d).

“Lau Non-Competition Agreement” has the meaning set forth in Section 3.3(c).

“Law” means any law, statute, code, ordinance, regulation, interpretation, ruling or other requirement of any Governmental Authority binding on the applicable Person on the date of this Agreement.

“Leased Real Property” has the meaning set forth in Section 4.7(b).

“Liability Claim” has the meaning set forth in Section 7.2(a).

“Liens” means any mortgage, pledge, hypothecation, conflicting rights of others, security interest, encumbrance, lien or similar restrictions or limitations.

“Litigation Conditions” has the meaning set forth in Section 7.2(b).

“Lock-up Agreement” has the meaning set forth in Section 2.9(c).

“Losses” has the meaning set forth in Section 7.1.

“Lower Limit Working Capital Target” means $200,000; provided, however, if the Closing does not occur on or before January 31, 2005, “Lower Limit Working Capital Target” means $150,000.

“Majority Shareholders” means Wilfred K. Lau and Richard J. Swanson.

“Material Customers” has the meaning set forth in Section 4.27(a).

“Material Suppliers” has the meaning set forth in Section 4.27(b).

“Merger” means the merger of the Company with and into the Sub pursuant to the terms and conditions of this Agreement.

“Order” means any order, judgment, injunction, award, decree, ruling, charge or writ of any Governmental Authority binding on the applicable Person on the date of this Agreement.

“Ordinary Course of Business” means the ordinary course of business of the Company consistent in all material respects with its past practice and policies (including with respect to quantity and frequency).

“Owned Real Property” has the meaning set forth in Section 4.7(a).

“Parties” has the meaning set forth in the preamble.

“Patents” means all patents, industrial and utility models, industrial designs, certificates of invention and other Registrations of inventions, including all applications, provisionals, reissues, re-examinations, extensions, divisions, continuations (in whole or in part) and equivalents and counterparts of the foregoing.

“Permit” means any environmental permit, license, approval, consent or authorization issued by a Governmental Authority.

“Permitted Liens” means (a) Liens for current Taxes, assessments, fees and other charges by Governmental Authorities that are not due and payable (including, but not limited to, Liens for nondelinquent ad valorem taxes, nondelinquent statutory liens arising other than by reason of any default on the part of the Company) as of the Closing Date; and (b) purchase-money Liens if incurred in the Ordinary Course of Business and which relate to obligations assumed hereunder by Purchaser, to the extent set forth on Schedule 4.25.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, unincorporated society or association, trust or other entity.

“Post-Closing Tax Period” means any Tax period ending after the Closing Date.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date.

“Purchase Price” has the meaning set forth in Section 2.7.

“Purchaser” has the meaning set forth in the preamble.

“Qualifying Disposition” means any transfer, assignment, sale, gift or other disposition of WJ Common Stock to (a) a Family Affiliate (whether such relationship arises from birth, adoption or through marriage) of a Shareholder; (b) a trust or trusts for the exclusive benefit of one or more Family Affiliates of a Shareholder; (c) a partnership in which the only partners are Family Affiliates of a Shareholder; (d) a spouse of a Shareholder upon the divorce thereof; or (e) the estate, executor, personal representative or other successor in interest of a Shareholder upon the death thereof.

“Real Property” means any and all real property and interests in real property of the Company and the Subsidiaries, including the Owned Real Property and the Leased Real Property, any real property leaseholds, subleaseholds, purchase options, easements, licenses, rights to access and rights of way and any other real property otherwise owned, occupied or used by the Company or any Subsidiary.

“Real Property Leases” has the meaning set forth in Section 4.7(b).

“Registration” means any application, certificate, filing, registration, notification, disclosure or other document filed with, accepted by, issued by or recorded by any Governmental Authority that is required or permitted for the acquisition, perfection, recognition, use or maintenance of any Intellectual Property, or any official proceeding related to such filing, acceptance, issuance or recording, including utility, plant and design patents, industrial and utility models, industrial design registrations, copyright registrations and trademark and service mark registrations.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of a Hazardous Material into the Environment (including, without limitation, the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Materials) and any condition that results in the exposure of a Person to a Hazardous Material, except in each case, where the Hazardous Material constitutes a useful product that is lawfully used in the ordinary Course of Business and in such quantities as is customary for the operation of the business.

“Returns” means all Tax returns, statements, reports and forms (including estimated Tax or information returns and reports).

“Revenue” has the meaning set forth in Section 2.9(b).

“RFID” means radio frequency identification.

“Schedules” means the schedules to this Agreement of a Party representing exceptions to representations or warranties or disclosure of information required herein.

“SEC” has the meaning set forth in Section 8.1(h)(i).

“SEC Reports” has the meaning set forth in Section 5.10.

“Section 12.2  Notice” has the meaning set forth in Section 12.2.

“Section 12.3 Notice” has the meaning set forth in Section 12.3.

 “Second Target” “ has the meaning set forth in Section 2.9(a)(ii).

“Securities Act” has the meaning set forth in Section 8.1(a).

“Shares” has the meaning set forth in the recitals.

“Shareholders” has the meaning set forth in the preamble.

“Shareholder Release” has the meaning set forth in Section 3.3(f).

“Software” means all computer software and code, including assemblers, applets, compilers, source code, object code, development tools, design tools, user interfaces and data, in any form or format, however fixed.

“Straddle Period” has the meaning set forth in Section 6.2.

“Sub” has the meaning set forth in the preamble.

“Subsidiary” means any Person of which at least 50.1% of the outstanding shares or other equity interests having ordinary voting power for the election of directors or comparable managers of such Person are at the time owned by the Company, by one or more directly or indirectly wholly or partially owned Subsidiaries of the Company or by the Company and one or more such Subsidiaries, whether or not at the time the shares of any other class or classes or other equity interests of such Person shall have or might have voting power by reason of the happening of any contingency.

“Surviving Entity” has the meaning set forth in Section 2.1.

“Swanson Employment Agreement” has the meaning set forth in Section 3.3(e).

“Swanson Non-Competition Agreement” has the meaning set forth in Section 3.3(c).

“Tangible Personal Property” has the meaning set forth in Section 4.7(c).

“Tax” means (a) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by the Company, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, GST, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority, whether disputed or not, (b) any liability of the Company for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group or being a party to any agreement or arrangement whereby liability of the Company for payment of such amounts was determined or taken into account with reference to the liability of any other Person and (c) any liability of the Company for the payment of any amounts as a result of being a party to any tax sharing agreements or arrangements (whether or not written) binding on the Company or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person.

“Tax Matter” has the meaning set forth in Section 6.4.

“Taxing Authority” means any Governmental Authority responsible for the administration or the imposition of any Tax.

“TBCA” has the meaning set forth in Section 2.1.

“Third Target” has the meaning set forth in Section 2.9(a)(iv).

“Threat of Release” means a substantial likelihood of a Release that requires action to prevent or mitigate damage or injury to health, safety or the Environment that is reasonably likely to result from such Release.

“Threshold Amount” has the meaning set forth in Section 7.3(b).

“TN Material Adverse Effect” has the meaning set forth in Section 12.2(a).

“Trademarks” means all trademarks, trade names, fictitious business names, service marks, certification marks, collective marks and other proprietary rights to words, names, slogans, symbols, logos, devices, sounds, other things or combination thereof used to identify, distinguish and indicate the source or origin of goods or services, and all Registrations of the foregoing, and the goodwill of the Company associated with each of the foregoing.

“Trade Secrets” means all inventions, discoveries, ideas, processes, designs, models, formulae, patterns, compilations, programs, devices, methods, techniques, processes, know-how, proprietary information, customer lists, software code, technical information, data, databases, drawings, blueprints, and all other information and materials, to the extent that each would constitute a trade secret under applicable Law.

“Upper Limit Working Capital Target” means  $400,000.

“WJ Common Stock” has the meaning set forth in Section 2.7(a).

“WJ Confidential Information” has the meaning set forth in Section 13.1(a).

“WJ Material Adverse Effect” has the meaning set forth in Section 12.3.

“Working Capital Statement” has the meaning set forth in Section 2.8(a).

ARTICLE II  BASIC TRANSACTION

2.1          The Merger.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth herein, at the Effective Time, the Company shall merge with and into the Sub in accordance with the Delaware Limited Liability Company Act (“DLLCA”) and the Texas Business Corporation Act (“TBCA”), the separate corporate existence of the Company shall cease, and the Sub shall continue as the surviving entity in the Merger. The Sub, in its capacity as the entity surviving the Merger, is hereinafter sometimes referred to as the “Surviving Entity.” The name of the Surviving Entity shall continue without change after the Merger, unless the Purchaser or the Sub decides, in its sole discretion, to change such name.

2.2          Effective Date. On the Effective Date, the Company and the Sub shall cause the Merger to be consummated by filing a duly executed and delivered certificate of merger as required by the DLLCA and TBCA (the “Certificate of Merger”) with the Secretaries of State of the states of Delaware and Texas, in such form as required by, and executed in accordance with the relevant provisions of, the DLLCA and TBCA, respectively. The later of the date that the Certificate of Merger is accepted by the Secretaries of State of the states of Delaware and Texas, or such other date as the Company and the Sub shall specify in the Certificate of Merger, shall be hereinafter referred to as the “Effective Date.” Notwithstanding the foregoing, a Shareholder’s exercise of “dissenter’s rights” pursuant to Article 5.11 of the TBCA, or any other statute of similar import (the “Dissenter’s Rights”), shall not delay or otherwise adversely affect either the Closing or the Effective Date.

2.3          Certificate of Formation. On and after the Effective Date, the Certificate of Formation of the Sub shall be the Certificate of Formation of the Surviving Entity, until amended in accordance with the DLLCA.

2.4          Operating Agreement of the Surviving Entity. On and after the Effective Date, the Operating Agreement of the Sub shall be the Operating Agreement of the Surviving Entity, until amended in accordance with the Certificate of Formation of the Surviving Entity, the DLLCA, and such Operating Agreement.

2.5          Officers.  The officers of the Sub as of the Effective Date shall continue as the officers of the Surviving Entity until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Formation or Operating Agreement of the Surviving Entity or as otherwise provided by Law. In addition, the following individuals shall be elected to the following positions as officers of the Purchaser on the Effective Date in connection with the Merger:

Wilfred K. Lau	Senior Vice President – RFID
Richard J. Swanson	Vice President – RFID Development

and the foregoing shall hold office while employed by the Surviving Entity or the Purchaser pursuant to the terms of the Lau Employment Agreement or the Swanson Employment Agreement, as the case may be, from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Formation or Operating Agreement of the Surviving Entity, the Certificate of Incorporation or Bylaws of the Purchaser or as otherwise provided by Law.

2.6          Taking of Necessary Action; Further Action.  At and after the Effective Date, each of the Company, the Shareholders, the Purchaser and the Sub shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Date, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Entity with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company and the officers and managers of the Sub immediately prior to the Effective Date are fully authorized in the name of their respective entities to take, and shall take, all such lawful and necessary action.  In addition, if, at any time after the Effective Date, any such further action is necessary or desirable to vest the Shareholders with full right, title and possession to the cash or shares to be received by them in the Merger, the officers of the Purchaser are fully authorized in the name of the Purchaser to take, and shall take, all such lawful and necessary action.

2.7          Purchase Price. In full consideration for the exchange by the Shareholders of the Shares in the Merger, and the Majority Shareholders entering into the Lau Non-Competition Agreement and the Swanson Non-Competition Agreement, respectively, (1) at the Closing the Purchaser shall pay or cause to be paid to the Shareholders and the Escrow Agent, subject to the adjustments set forth below, and less any and all outstanding Indebtedness and Expenses incurred during that period from January 1, 2005 through the Closing Date as identified on the certificate referenced in Section 3.3(n) below, the Closing Consideration specified in Section 2.7(a) and Section 2.7(b) below and (2) at the time specified therein, the Purchaser shall pay or cause to be paid to the Shareholders, the Earnout Payment described in Section 2.9 below (the “Purchase Price”).

(a)           Closing Consideration.  The consideration paid by the Purchaser at Closing shall be as set forth in this Section 2.7(a) (the “Closing Consideration”).  The Purchaser shall pay Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000) at Closing in immediately available funds, and Two Million (2,000,000) shares of the Purchaser’s common stock, $0.01 par value per share (the “WJ Common Stock”) (the cash and WJ Common Stock together hereinafter referred to as the “Closing Payment”).  As additional Closing Consideration, the Purchaser shall also deposit into escrow as set forth in Section 2.7(b):  (i) Five Hundred Thousand and No/100 Dollars ($500,000) and (ii) Three Hundred Thirty Three Thousand Three Hundred Thirty Three (333,333) shares of WJ Common Stock.  The cash portion of the Closing Payment shall be payable to the Shareholders as collectively directed by the Shareholders prior to Closing.

(b)           Escrow Deposit.  At Closing, the Purchaser shall deposit the sum of Five Hundred Thousand and No/100 Dollars ($500,000) and Three Hundred Thirty Three Thousand Three Hundred Thirty Three (333,333) shares of WJ Common Stock (the “Escrow Amount”) with Colonial Bank, N.A. (the “Escrow Agent”) pursuant to the terms of the Escrow Agreement.  The Escrow Amount shall be held, administered and distributed strictly in accordance with the terms of the Escrow Agreement with respect to any indemnification matter under Article VII of this Agreement.  To the extent there is any inconsistency between the terms of this Agreement and the terms of the Escrow Agreement, the terms of the Escrow Agreement shall control.

2.8          Working Capital Adjustment.

(a)           Within ninety (90) days after the Closing Date, the Purchaser shall prepare and deliver, and cause the Purchaser’s certified public accountants to review and deliver, to the Shareholders, a net working capital statement (the “Working Capital Statement”) setting forth the calculation of the amount, if any, by which (i) the Company’s consolidated cash, cash equivalents, short-term investments, accounts receivable, inventory and prepaid expenses as of the point in time immediately prior to the Closing

Date (excluding any deferred compensation assets, current and deferred income tax assets, interest receivable and advances to officers) exceed (ii) the Company’s consolidated accounts payable and accrued liabilities (excluding any Indebtedness, Expenses incurred during that period from January 1, 2005 through the Closing Date, sales, property and other taxes payable, current and deferred income taxes payable, accrued interest payable and advances from officers, but including all payroll and similar employment-based taxes) as of the point in time immediately prior to the Closing Date (the “Closing Working Capital”).  The Working Capital Statement must be prepared in accordance with generally accepted accounting principles (“GAAP”) in a manner consistent with the Company’s working capital statements as of December 31, 2004, previously delivered to the Purchaser, except that the allowance for doubtful accounts shall be $10,721 and inventory will be valued at cost based upon a complete physical inventory which is costed using the first-in-first-out method.

(b)           Following the delivery of the Working Capital Statement, the Purchaser will allow the Majority Shareholders and their representatives, upon reasonable advance notice, reasonable access during regular business hours to all work papers, books and records and all additional information used in preparing the Working Capital Statement and will make the Purchaser’s officers, employees and independent certified public accountants reasonably available to discuss such papers, books, records and information.  In the event that the Majority Shareholders disagree with the Working Capital Statement, they shall notify the Purchaser in writing within thirty (30) days after receipt of the Working Capital Statement of such disagreement, stating the facts of the disagreement and the calculation of the Closing Working Capital by the Majority Shareholders, and including therewith a copy of any financial information used in making the calculation other than that information previously provided by the Purchaser.  In the event that the Majority Shareholders do not notify the Purchaser of a dispute with respect to the Working Capital Statement within such 30-day period, such statement will be final, conclusive and binding on the parties.  In the event of such notification of a dispute, the Purchaser and the Majority Shareholders shall negotiate in good faith to resolve such dispute.  If the Purchaser and the Majority Shareholders, notwithstanding such good faith effort, fail to resolve such dispute within thirty (30) days after the Majority Shareholders advise the Purchaser of the Majority Shareholder’s objections, then either the Purchaser or the Majority Shareholders may initiate the engagement of the Arbitration Firm to resolve such dispute and compute the Closing Working Capital. Each of the Parties hereto shall be obligated to disclose to each of the other Parties, any and all affiliations or relationships, he or it may have with any firm which is proposed as the Arbitration Firm hereunder. In making its calculation, the Arbitration Firm shall (i) consider only the items or amounts in dispute (and to the extent required, any other items or amounts necessary to derive the disputed items or amounts) and (ii) be instructed to be and remain neutral with respect to the dispute.  Such determination shall be made within forty-five (45) days after the date on which the Arbitration Firm begins its review and shall be final, conclusive and binding on the parties.  The fees, costs and expenses of the Arbitration Firm shall be borne by the Parties equally.

(c)           If Closing Working Capital (as finally determined pursuant to Section 2.8(b)) is less than the Lower Limit Working Capital Target, then the Purchase Price will be adjusted downward by the amount of such shortfall and the Shareholders shall pay or cause to be paid to the Purchaser, by bank wire transfer of immediately available funds to an account designated in writing by the Purchaser, an amount in cash equal to such shortfall within five (5) business days from the date on which the Closing Working Capital is finally determined pursuant to Section 2.8(b).

(d)           If Closing Working Capital (as finally determined pursuant to Section 2.8(b)) is more than the Upper Limit Working Capital Target, then the Purchase Price will be adjusted upward by the amount of such overage and the Purchaser shall pay or cause to be paid to the Shareholders, by bank wire transfer of immediately available funds to accounts designated in writing by the Shareholders, an amount in cash equal to such overage within five (5) business days from the date on which the Closing Working Capital is finally determined pursuant to Section 2.8(b).

(e)           If the Closing Working Capital (as finally determined pursuant to Section 2.8(b)) is equal to or greater than the Lower Limit Working Capital Target but not greater than the Upper Limit Working Capital Target, then no adjustment shall be made to the Purchase Price hereunder.

2.9          Earnout.

(a)           At the time specified in Section 2.9(d) below, the Purchaser shall pay, as part of the Purchase Price due hereunder, to the Shareholders (to the accounts and in the names specified by the Shareholders prior to the due date) an earnout payment, if earned, of up to Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000) in cash and up to 833,333 shares of WJ Common Stock pursuant to the following formula (the “Earnout Payment”):

(i)            In the event that Revenue during the 18-month period beginning with the Closing Date and ending eighteen (18) months thereafter (the “Calculation Period”) is *** Dollars ($***) (the “First Target”) or greater, the Earnout Payment shall be equal to (1) $2,500,000 in cash and (2) 833,333 shares of WJ Common Stock;

(ii)           In the event that Revenue during the Calculation Period is equal to *** Dollars ($***) (the “Second Target”), then the Earnout Payment shall be equal to (1) $1,875,000 in cash and (2) 625,000 shares of WJ Common Stock;

(iii)          In the event that Revenue during the Calculation Period is less than the First Target but more than the Second Target, the Earnout Payment (including the cash and stock portions thereof) shall be agreed upon between the Purchaser and the Majority Shareholders using linear interpolation between the First Target and the Second Target;

***                           CONFIDENTIAL MATERIAL REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iv)          In the event that Revenue during the Calculation Period is equal to *** Dollars ($***) (the “Third Target”), then the Earnout Payment shall be equal to (1) $1,250,000 in cash and (2) 416,667 shares of WJ Common Stock;

(v)           In the event that Revenue generated during the Calculation Period is less than the Second Target but more than the Third Target, the Earnout Payment (including the cash and stock portions thereof) shall be agreed upon between the Purchaser and the Majority Shareholders using linear interpolation between the Second Target and the Third Target;

(vi)          In the event that Revenue during the Calculation Period is less than the Third Target, no Earnout Payment shall be earned; and

(vii)         The following example is an illustration of the foregoing: In the event that Revenue during the Calculation Period is equal to *** Dollars ($***), then the Earnout Payment shall be equal to (1) *** Dollars ($***) in cash and (2) *** (***) shares of WJ Common Stock.

(b)           “Revenue” shall have the definition set forth on Exhibit B and shall be calculated in accordance with GAAP as historically applied by the Purchaser (and confirmed by the Purchaser’s outside auditors).  For purposes of calculating the Earnout Payment, Revenue shall be deemed generated when recognized in accordance with GAAP (and not upon collection).

(c)           The Shareholders shall each execute a lock-up agreement in substantially the form of Exhibit C with respect to the WJ Common Stock issuable in connection with the Closing Payment, the Escrow Amount and the Earnout Payment (the “Lock-up Agreement”).  The Parties hereto acknowledge and agree that nothing in the Lock-up Agreement or elsewhere in this Agreement shall preclude or restrict a Shareholder from making a Qualifying Disposition, as long as the transferring Shareholder has received the written agreement of the proposed transferee (satisfactory in form and substance to the Purchaser) that such transferee will be bound by, and the WJ Common Stock proposed to be transferred will be subject to, the transfer restrictions of the Lock-up Agreement and this Agreement.

(d)           The Purchaser shall provide the Majority Shareholders with a written statement of its calculation (the “Calculation Statement”) of the Earnout Payment as soon as practicable but in any event no later than forty-five (45) days after the completion of the Calculation Period.  The Calculation Statement shall include, in addition to the Purchaser’s calculation of the Revenue derived for the Calculation Period and the Earnout Payment due in connection therewith, all of the information, work papers and supporting information necessary to demonstrate same.  The Earnout Payment (or that portion that is not subject to a disagreement) shall be due on or before (i) thirty (30) days after receipt by the Purchaser of notice from the Majority Shareholders that they have accepted the Calculation Statement (an “Acceptance Notice”), (ii) five (5) days after expiration of the period during which a Dispute Notice may be delivered if neither a Dispute Notice nor an Acceptance Notice is delivered, or (iii) thirty (30) days after the resolution of any disagreement pursuant to Section 2.9(e), as the case may be.

(e)           Following the delivery of the Calculation Statement, the Purchaser will allow the Majority Shareholders and their representatives, upon reasonable advance notice, reasonable access during regular business hours to all work papers, books and records and all additional information used in preparing the Calculation Statement and will make the Purchaser’s officers, employees, representatives and independent certified public accountants reasonably available to discuss such papers, books, records and information.  In the event that the Majority Shareholders disagree with the Calculation Statement, they shall notify (the “Dispute Notice”) the Purchaser in writing within thirty (30) days after receipt of the Calculation Statement of such disagreement, stating the facts of the disagreement and the calculation of the Earnout Payment by the Majority Shareholders, and including therewith a copy of any financial information used in making the calculation other than that information previously provided by the Purchaser.  If a Dispute Notice is not given within such thirty (30) day period, then the Calculation Statement shall be deemed to be final, conclusive and binding on the parties.  In the event a Dispute Notice is timely given, the Majority Shareholders and the Purchaser shall meet and attempt in good faith to resolve the items or amounts in dispute.  If the Purchaser and the Majority Shareholders notwithstanding such good faith effort, are unable to reach an agreement within thirty (30) days after receipt by the Purchaser of the Dispute Notice, either the Purchaser or the Majority Shareholders may initiate the engagement of the Arbitration Firm to review the disputed items or amounts and compute the disputed portion of the Earnout Payment due, if any.  Each of the Parties hereto shall be obligated to disclose to each of the other Parties, any and all affiliations or relationships, he or it may have with any firm which is proposed as the Arbitration Firm hereunder.  In making its calculation, the Arbitration Firm shall (i) consider only the items or amounts in dispute (and to the extent required, any other items or amounts necessary to derive the disputed items or amounts) and (ii) be instructed to be and remain neutral with respect to the dispute.  Such determination shall be made within forty-five (45) days after the date on which the Arbitration Firm begins its review and shall be final, conclusive and binding on the parties.  The fees, costs and expenses of the Arbitration Firm shall be borne by the parties equally.

(f)            Each of the following shall constitute an acceleration event (“Acceleration Event”):

(i)            default in the payment when due (subject to any applicable grace period) of any obligation of the Sub or Purchaser to any bank, financial institution, or third party generally for borrowed money or in respect of obligations, loans, or advances, if: (1) the effect of such default is to accelerate the maturity of such obligation, loan, or advance during the Calculation Period; (2) the bank, financial institution, or third party does not waive the default during the Calculation Period; and (3) the bank, financial institution or third party initiates litigation to collect the accelerated obligation during the Calculation Period resulting from such default and such litigation is not settled within sixty (60) days thereof;

(ii)           the Sub or the Purchaser, becomes insolvent or makes an assignment for the benefit of creditors, or fails to pay debts as they mature, or if any petition is filed by or against the Sub or the Purchaser or any guarantor under any provision of any state or federal law or statute alleging that the Sub or the Purchaser or any guarantor is insolvent or unable to pay debts as they mature or under any provision of the United States Bankruptcy Code or any Law relating to reorganization, liquidation, dissolution, or insolvency;

(iii)          the Board of Directors of the Purchaser proposes or approves any voluntary dissolution, liquidation, or winding up of the Sub (except for any dissolution or liquidation into the Purchaser) or the Purchaser or proceedings are initiated by another person for the involuntary dissolution, liquidation, or winding up of the Sub or the Purchaser during the Calculation Period;

(iv)          the Purchaser sells or otherwise transfers (whether voluntarily or involuntarily, by operation of law or otherwise) any or all of its interest in the Sub during the Calculation Period, except for a transfer to the Purchaser or in connection with any transfer to a transferee that assumes liability for the Earnout Payment on the terms set forth in this Section 2.9;

(v)           the Purchaser or the Sub fail to use commercially reasonable efforts during the Calculation Period to operate the RFID business purchased from the Company (this subsection (v) shall not restrict the Purchaser or the Sub during the Calculation Period from utilizing the Telenexus employees that become employees of the Purchaser or the Sub on or after the Closing Date for the purpose of operating a business of the Purchaser or the Sub that is unrelated to the RFID business purchased from the Company as long as the Shareholders receive the benefit of the Purchaser’s or the Sub’s utilization of such employees in the calculation of Revenue in the manner reflected on Exhibit B); or

(vi)          the Purchaser fails to complete and deliver the Calculation Statement no later than sixty (60) days after the completion of the Calculation Period.

In the event that an Acceleration Event occurs, then in lieu of the Earnout Payment, the Shareholders may demand that an accelerated earnout payment (“Accelerated Earnout Payment”), to be calculated in accordance with Exhibit D, be immediately due and payable to the Shareholders.  The Parties agree that the Shareholders shall have until the sixteenth (16th) day after the public disclosure of an Acceleration Event to declare an Accelerated Earnout Payment due and payable hereunder.  In the event of the occurrence of any Acceleration Event, the Shareholders may exercise any one or more of the following remedies, all of which are cumulative and nonexclusive:  (A) any remedy contained in this Agreement or (B) any rights and remedies available to the Shareholders under applicable law. The parties agree that the payment of the Accelerated Earnout Payment shall not be deemed a penalty against or liquidated damages on the Purchaser, but shall be deemed a reasonable acceleration of a portion of the consideration bargained for by the Shareholders.

(g)           Except as otherwise provided in this Section 2.9(g), no right, interest or obligation with respect to any Earnout Payment under this Agreement may be assigned by any Shareholder of the Company.  Notwithstanding anything to the contrary contained herein, this Section 2.9(g) shall not be deemed to restrict a transfer to an Eligible Assignee (as defined below); however, any such rights or interests or obligations hereunder shall not be further assignable by such Eligible Assignees except to the extent otherwise allowable under this Section 2.9(g).  No right, interest, or obligation with respect to any Earnout Payment under this Agreement will be evidenced by negotiable certificates of any kind nor be readily marketable.  For purposes of this Agreement, the term “Eligible Assignee” shall mean an assignee or transferee of the rights of a Shareholder of the Company hereunder but only if such assignee or transferee is (i) an executor, administrator or guardian of the estate of such Shareholder, (ii) an inter vivos trust for the benefit of such Shareholder or a member of such Shareholder’s immediate family, (iii) a legatee or heir of such Shareholder under the will of such Shareholder or pursuant to the laws of descent and distribution, (iv) a person who acquires such rights by operation of law (including pursuant to a property settlement agreement, plan or arrangement approved or ordered by any court) or (v) the Purchaser or any Subsidiary of the Purchaser.

2.10        Effect of Merger.

(a)           General. The Merger shall become effective at the Effective Time.

(b)           Conversion of Shares. At and as of the Effective Time, the total number of issued and outstanding Shares shall be 135,000, and, subject to Dissenter’s Rights, all of the Shares shall be exchanged for the right to receive the Purchase Price.  Immediately after the Closing and the Effective Time, no shares of Common Stock shall be deemed to be outstanding, the Company shall no longer exist and none of the Shareholders shall have any rights in the Company, but all of their rights shall be in their respective proportionate share of the Purchase Price, as adjusted.

(c)           Convertible Securities of the Company. Any and all options, warrants or other rights to purchase any shares of Common Stock shall immediately terminate at the Effective Time and shall not be converted into the right to purchase any equity interest in the Sub or the Purchaser. On or before the Closing, the Company shall deliver to the Sub and the Purchaser, in a form reasonably acceptable to the Sub and the Purchaser, written evidence executed by the holders of any such options, warrants or other rights to purchase Common Stock terminating such options, warrants and rights and agreeing to hold the Sub and the Purchaser harmless with respect thereto.

(d)           Common Stock of the Purchaser and Membership Interests of the Sub. The WJ Common Stock will be original issue shares of common stock of the Purchaser, and no shares of common stock of the Purchaser issued and outstanding immediately prior to the Effective Time shall be affected by this transaction and the issuance of the WJ Common Stock, except that the shares of common stock of the Purchaser issued and outstanding immediately prior to the Effective Time shall be diluted by the issuance of the WJ Common Stock.  No membership interests of the Sub issued and outstanding immediately prior to the Effective Time shall be affected by this transaction.

ARTICLE III  CLOSING AND DELIVERIES

3.1          Closing.  The closing of the transactions contemplated in this Agreement (the “Closing”) shall take place on or prior to January 31, 2005, or such other date as the parties hereto may mutually determine (the date that the Closing takes place is referred to herein as the “Closing Date”), but in any event will be effective as of 12:01 a.m. (the “Effective Time”) on the

Effective Date, at the offices of WJ Communications, Inc., 401 River Oaks Parkway, San Jose, California 95134.

3.2          Actions at the Closing. At the Closing, (i) the Company and the Shareholders will deliver to the Purchaser and the Sub the various certificates, instruments, and documents referred to in Section 3.3 below, (ii) the Purchaser and the Sub will deliver to the Company and the Shareholders the various certificates, instruments, and documents referred to in Section 3.4 below, (iii) the Parties will file with the Secretaries of State of the states of Texas and the Delaware the Certificate of Merger, (iv) the Purchaser will deliver to the Shareholders the certificates evidencing the issuance of the WJ Common Stock forming a part of the Closing Payment to the Shareholders in the appropriate amounts to each of the Shareholders, (v) the Shares surrendered by the Shareholders in exchange for the Purchase Price shall be cancelled, and (vi) the Purchaser will deliver the Escrow Amount to the Escrow Agent in accordance with the terms of the Escrow Agreement.

3.3          Deliveries by the Shareholders.  At the Closing, the Shareholders shall deliver, or cause to be delivered, to the Purchaser and the Sub the following items:

(a)           a receipt evidencing receipt by the Shareholders of the Purchase Price;

(b)           a copy of the Escrow Agreement, duly executed by each Shareholder;

(c)           a copy of the non-competition agreements, in the form attached hereto as Exhibit E, by and between the Majority Shareholders, the Sub and the Purchaser, duly executed by the Majority Shareholders (the “Lau Non-Competition Agreement” and the “Swanson Non-Competition Agreement,” respectively);

(d)           a copy of an employment agreement, in the form attached hereto as Exhibit F, by and between Wilfred K. Lau, and the Purchaser, duly executed by Wilfred K. Lau (the “Lau Employment Agreement”);

(e)           a copy of the employment agreement, in the form attached hereto as Exhibit G, by and between Richard J. Swanson, and the Purchaser, duly executed by Richard J. Swanson (the “Swanson Employment Agreement”);

(f)            a copy of a shareholder release, in the form attached hereto as Exhibit H, duly executed by each Shareholder (the “Shareholder Release”);

(g)           a copy of the Lock-up Agreement, duly executed by each Shareholder;

(h)           (i) a stock certificate or certificates representing all of the Shares (or, as applicable, an Affidavit of Lost Securities relating thereto) with duly executed stock power(s) attached in proper form for transfer to the Purchaser for cancellation and termination pursuant to the Merger of the Company into the Sub and (ii) any other instruments of transfer and cancellation as may be reasonably required by the Purchaser and the Sub to surrender and cancel all Shares;

(i)            a reasonably current long-form good standing certificate for the Company issued by the Secretary of State of the State of Texas and by the secretary of state in each state in which the Company is qualified to do business as a foreign corporation;

(j)            [Intentionally Left Blank]

(k)           copies of the Articles of Incorporation of the Company, certified by the Secretary of State of the State of Texas, and copies of the Bylaws of the Company, certified by an officer of the Company;

(l)            [Intentionally Left Blank]

(m)          the original corporate record books and stock record books of the Company;

(n)           a certificate of an officer of the Company, dated as of the Closing Date, setting forth in sufficient detail acceptable to the Purchaser the aggregate amount of (i) Indebtedness of the Company, and (ii) Expenses incurred during that period from January 1, 2005 through the Closing Date;

(o)           appropriate termination statements under the Uniform Commercial Code and other instruments as may be requested by the Purchaser to extinguish all Indebtedness of the Company and all security interests related thereto, to the extent directed by the Purchaser;

(p)           all of the consents listed on Schedule 4.6;

(q)           written resignations of each director and officer of the Company listed on Schedule 3.3(q);

(r)            estoppel certificates, waivers, collateral access agreements and non-disturbance agreements relating to the Real Property, as requested by the Purchaser or its lenders, each in a form reasonably acceptable to the Purchaser and its lenders; and

(s)           such other documents and instruments as the Purchaser and the Sub shall reasonably request to consummate the transactions contemplated by this Agreement.

3.4          Deliveries by the Purchaser and the Sub.  Concurrently with the execution of this Agreement, the Purchaser and the Sub shall deliver, or cause to be delivered, to the Shareholders the following items:

(a)           copies of resolutions of the Board of Directors of the Purchaser (in both its capacity as a signatory to this Agreement and as the sole holder of the membership interests in the Sub) approving the execution and delivery of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, certified by an officer of the Purchaser;

(b)           the Purchase Price payable as set forth in Section 2.7;

(c)           a copy of the Escrow Agreement, duly executed by the Purchaser;

(d)           a copy of the Lau Employment Agreement, duly executed by the Purchaser;

(e)           a copy of the Swanson Employment Agreement, duly executed by the Purchaser;

(f)            a reasonably current long-form good standing certificate for the Purchaser issued by the Secretary of State of the State of Delaware; and

(g)           such other documents and instruments as the Shareholders shall reasonably request to consummate the transactions contemplated by this Agreement.

ARTICLE IV  REPRESENTATIONS AND WARRANTIES

OF THE COMPANY AND THE SHAREHOLDERS

The Company and the Majority Shareholders, jointly and severally, hereby represent and warrant to the Purchaser and the Sub, except as set forth in the Schedules, that the following representations and warranties are true and correct, as of the date hereof, and will be, as of the Closing Date, true and correct in all material respects, except as set forth on the Schedules attached hereto and made a part hereof:

4.1          Existence and Good Standing.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and is not authorized, qualified or licensed to do business as a foreign corporation in any other jurisdictions.  The Company has no Subsidiaries.  The Company is not qualified to do business in any jurisdiction other than its state of incorporation and neither the nature of the business conducted by the Company, nor the property owned, licensed or operated by the Company, requires the Company to qualify to do business as a foreign corporation in any other jurisdiction, except when the failure to so qualify would not have a material adverse effect.

4.2          Power.  The Company has the requisite corporate or other power and authority to (a) own or lease and to operate its properties and assets as and where currently owned, operated and leased and (b) carry on its business as currently conducted.

4.3          Validity and Enforceability.  The Company has requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements. This Agreement and each of the Ancillary Agreements have been duly executed by the Company and, assuming due authorization, execution and delivery by the Purchaser and the Sub, represent the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar Laws and principles of equity affecting creditors’ rights and remedies generally.  The execution and delivery of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company.  The Shareholders have the capacity to execute, deliver and perform the Shareholders’ obligations under this Agreement and the Ancillary Agreements.  This Agreement and each of the Ancillary Agreements have been duly executed by the Shareholders and, assuming due authorization, execution and delivery by the Purchaser and the Sub, represent the legal, valid and binding obligations of the Shareholders, enforceable against the Shareholders in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar Laws and principles of equity affecting creditors’ rights and remedies generally.

No further action on the part of the Company or the Shareholders is or will be required in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.

4.4          Capitalization of the Company.  The authorized capital stock of the Company consists of 1,000,000 shares of Common Stock, of which 135,000 shares are issued, and all of which have been duly authorized and validly issued and are fully paid and non-assessable.  The Shares represent the only issued and outstanding shares of the capital stock of the Company and are owned beneficially and of record free and clear of any Liens in the names of the respective Shareholders as set forth in Schedule 4.4 and none of them have been issued in violation of any preemptive or other right.  Except as set forth on Schedule 4.4, there are no outstanding options, warrants, rights, calls, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, of any kind, in each case, obligating the Company to issue, directly or indirectly, any additional shares of its capital stock or other equity securities.  Except as set forth on Schedule 4.4, there are no agreements, commitments or contracts relating to the issuance, sale, transfer or voting of any equity securities or other securities of the Company.  Except as listed on Schedule 4.4, the Company has no Subsidiaries or other Investments.

4.5          No Conflict.  Except as set forth in Schedule 4.5, neither the execution of this Agreement or the Ancillary Agreements to which the Company or the Shareholders are a party nor the performance by the Company or the Shareholders of their respective obligations hereunder or thereunder will (a) violate or conflict with the Articles of Incorporation or Bylaws of the Company or any Law or Order, (b) violate, conflict with or result in a breach or termination of, or otherwise give any Person additional rights or compensation under, or the right to terminate or accelerate, or constitute (with notice or lapse of time, or both) a default under the terms of any Contract to which the Company is a party or by which any of the assets or the properties of the Company are bound or (c) result in the creation or imposition of any Lien with respect to any of the assets or properties of the Company.

4.6          Consents.  Except as set forth on Schedule 4.6, no consent, approval or authorization of any Person, including any Governmental Authority, is required to be made or obtained by the Company in connection with the execution and delivery by the Company and the Shareholders of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

4.7          Property.

(a)           Title.  The Company does not own any real property.  Other than the Permitted Liens, the Company has good and indefeasible title to, valid and enforceable leasehold interests in, or a valid and enforceable license to, all of its other tangible assets and properties (including, without limitation, the Leased Real Property), free and clear of all Liens.

(b)           Real Property Leases.  Schedule 4.7(b) sets forth a true and complete description of all real property leased, licensed to or otherwise used or occupied (but not owned) by the Company (collectively, the “Leased Real Property”) including the address thereof, the annual fixed rental, the expiration of the term, any extension options and any security deposits.  A true and correct copy of each such lease or occupancy agreement, and any amendments thereto, with respect to the Leased Real Property (collectively, the

“Real Property Leases”) has been delivered to the Purchaser and the Sub, and no changes have been made to any Real Property Leases since the date of delivery.  All of the Leased Real Property is used or occupied by the Company pursuant to a Real Property Lease.  Each Real Property Lease is in full force and effect against the Company and is valid, binding and enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar Laws and principles of equity affecting creditors’ rights and remedies generally.  There are no existing defaults by the Company or, to the knowledge of the Majority Shareholders, the lessor under any of the Real Property Leases, and no event has occurred which (with notice, lapse of time or both) would reasonably be expected to constitute a breach or default by the Company under any of the Real Property Leases or, to the knowledge of the Majority Shareholders, give the landlord thereunder the right to terminate, accelerate or modify any Real Property Lease.  Except as set forth on Schedule 4.7(b), (i) no consent is required from the lessor under any of the Real Property Leases in order to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and (ii) no Affiliate or Family Affiliate of the Company or Shareholder is the owner or lessor of any Leased Real Property.

(c)           Tangible Personal Property.  Schedule 4.7(c) sets forth a true and complete list, by category, of all equipment, machinery and other similar tangible personal property, with an individual original cost of $1,500 or more, that is owned or leased by the Company (the “Tangible Personal Property”).  The Company is in possession of all the Tangible Personal Property.

(d)           Absence of Violations.  Except as set forth on Schedule 4.7(d):

(i)            None of the Real Property, nor the leasing, occupancy or use of the Real Property, is in violation in any material respect of any Law, including, without limitation, any building, zoning, environmental or other ordinance, code, rule or regulation, and there are no work orders, notices of deficiency or notices of violation issued by any Governmental Authority to the Company affecting the Real Property.

(ii)           The condition and use of the Real Property conforms in all material respects to each applicable certificate of occupancy and all other permits required to be issued in connection with the Real Property.  The Company has obtained all permits necessary for the operation of the business of the Company at the Real Property, and each is zoned to permit the current use of the Real Property.

(e)           Reassessments.  There is not now pending nor to the knowledge of the Majority Shareholders contemplated any reassessment of any parcel included in the Real Property that could result in a change in the rent, additional rent or other sums and charges payable by the Company under any agreement relating to the Real Property.

(f)            No Condemnation.  There is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of the Real Property.  The Majority Shareholders have not received any written notice or oral notice of any such proceeding, and the Majority Shareholders have no knowledge that any such proceeding is contemplated.

(g)           Condition of Property.  There are no observable material defects in, mechanical failure of, or damage to, the Real Property.  As of the date of this Agreement, the mechanical, electrical and HVAC systems serving the Real Property are in good working condition, ordinary wear and tear excepted.

4.8          Necessary Property and Condition of Property.  Except as set forth in Schedule 4.8, the Company is the only operation through which the Company’s business is conducted.  The Tangible Personal Property owned, leased or licensed by the Company is in good condition and repair (subject to normal wear and tear consistent with the age of the assets and properties) and constitute all of the tangible properties necessary to conduct the Company’s business as it is currently conducted.

4.9          Litigation.  Except as set forth on Schedule 4.9, there is no instance in which the Company is or has been within the three-year period prior to the Closing Date (a) subject to any unsatisfied Order or (b) a party, or to the knowledge of the Majority Shareholders, is threatened to be made a party, to any complaint, action, suit, proceeding, hearing or known investigation of any Person or Governmental Authority.  Except as set forth in Schedule 4.9, no event has occurred or circumstances exist that could reasonably give rise to or serve as a reasonable basis for the commencement of any complaint, action, suit, proceeding, hearing or known investigation of any Person or Governmental Authority.  There are no judicial or administrative actions, proceedings or known investigations pending or, to the knowledge of the Majority Shareholders, threatened that question the validity of this Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or thereby.  Without limiting the generality of the foregoing, there are no pending or, to the knowledge of the Majority Shareholders, threatened actions by any Governmental Authority to modify the zoning classification of, or to condemn or take by power of eminent domain (or purchase in lieu thereof), or to classify as a landmark, or otherwise to take or restrict in any way the right to use, develop or alter, all or any part of the Real Property.

4.10        Compliance with Laws.  Except as set forth on Schedule 4.10, the Company is now, and has been within the past three years, in compliance in all material respects with all Laws and Orders, including, without limitation, those respecting (a) labor and employment Laws, standards and practices (including, without limitation, all payroll and payroll withholding practices associated therewith), (b) zoning, and (c) as set forth in Section 4.17 and its associated Schedules, Intellectual Property.  Neither the Company nor the Majority Shareholders (x) have knowledge of any proposed Texas Law or Order or (y) have actual knowledge of any proposed Law or Order in a jurisdiction other than Texas that, in either event, reasonably could be applicable to the Company and that reasonably could adversely affect any assets, properties, liabilities, operations or financial forecasts of the Company.

4.11        Conduct of Business.  Since December 31, 2004, but except, in each case, (1) with respect to the transactions contemplated by this Agreement and the Ancillary Agreements, and (2) as set forth in the Schedules and their Appendices, the business and operations of the Company have been conducted in the Ordinary Course of Business and there has not been any adverse change in the operation of the business or the performance or financial condition of the Company outside of the Ordinary Course of Business, and the Company has not:

(a)           borrowed any amount or incurred or become subject to any liability except (i) liabilities incurred in the Ordinary Course of Business, (ii) liabilities under Contracts entered into in the Ordinary Course of Business and (iii) borrowings under lines of credit existing on such date;

(b)           sold, assigned, licensed, leased or transferred (including, without limitation, transfers with employees, Affiliates, the Shareholders or their respective Family Affiliates) any assets or properties except in the Ordinary Course of Business, or cancelled any debts or claims other than in the Ordinary Course of Business;

(c)           waived any rights of value or suffered any losses other than in the Ordinary Course of Business;

(d)           declared or paid any dividends or other distributions with respect to any shares of its capital stock or redeemed or purchased, directly or indirectly, any shares of its capital stock or any options;

(e)           taken any other action or entered into any other transaction (including any transactions with employees, Affiliates, shareholders or their respective Family Affiliates) other than in the Ordinary Course of Business or arising out of the transactions contemplated by this Agreement and the Ancillary Agreements;

(f)            (i) increased the salary, wages or other compensation rates of any officer, employee, director or consultant except in the Ordinary Course of Business, and except with respect to the transactions contemplated by this Agreement and the Ancillary Agreements (ii) made or granted any increase in any Employee Plan, or amended or terminated any existing Employee Plan, or adopted any new Employee Plan or (iii) made any commitment or incurred any liability to any labor organization;

(g)           made any capital expenditures or commitments therefor other than capital expenditures or commitments for individual items not exceeding $1,500 per item;

(h)           made any change in accounting or Tax principles, practices or policies from those utilized in the preparation of the Financial Statements;

(i)            made any write-off or write-down of or made any determination to write-off or write-down any of its assets and properties;

(j)            made any change in its general pricing practices or policies or any change in its credit or allowance practices or policies;

(k)           except to the extent reflected in Schedule 4.15, entered into any amendment, modification, termination (partial or complete) or granted any waiver under or given any consent with respect to any Contract that is required to be disclosed in the Schedules to this Agreement;

(l)            commenced or terminated any line of business; or

(m)          received written notice from any customer or supplier that such customer or supplier has ceased, may cease or will cease to do business with it.

4.12        Labor Matters.

(a)           Union and Employee Contracts.  Except as set forth on Schedule 4.12(a) or with respect to the retention of advisors and consultants for the transactions contemplated by the Agreement and the Ancillary Agreements, (i) the Company is not a party to, bound by or currently negotiating any written or oral employment, services, union, collective bargaining, agency, management, independent contractor, consulting or similar type of agreements, contracts or arrangements, including, without limitation, any change of control, termination or severance, employee compensation or benefits, bonus, retention bonus, profit-sharing, stock or stock option, unusual or special employment compensation arrangements, (ii) the Company has not agreed to recognize any union or other collective bargaining unit and (iii) no union or collective bargaining unit has been certified as representing the employees of the Company and no organizational attempt has been made or, to the knowledge of the Majority Shareholders, threatened by or on behalf of any labor union or collective bargaining unit with respect to any employees of the Company.  Except as set forth on Schedule 4.12(a), neither the Company nor any of their respective predecessors has experienced any labor strike, dispute, slowdown or stoppage or any other labor difficulty during the past five years.  Except for certain of the Ancillary Agreements contemplated hereby, the Company does not employ any employee who cannot be dismissed immediately without notice and without further liability to the Company, subject to applicable Laws.

(b)           List of Employees, Etc.  Schedule 4.12(b) sets forth a list of the current employees, consultants and independent contractors of the Company, their positions, their dates of hire, whether their status is active or inactive (and if inactive, the reason that they are inactive and their expected return to work date), their work status (full-time, part-time, temporary, casual, etc.), the rate of all regular and special compensation payable to each such person in any and all capacities and any regular or special compensation that will be payable to each such person in any and all capacities as of the Closing Date, in each case other than the then current accrual of regular payroll or other compensation.  The Company has no knowledge that any of the employees with respect to the Company’s business intends to terminate their employment relationship with the Company.

(c)           Labor and Employee Laws.  There are no audits, complaints, claims or charges pending, outstanding, or to the knowledge of the Majority Shareholders, anticipated by the Company or threatened, nor are there any orders, decisions, directions or convictions currently registered or outstanding by any Governmental Authority against or in respect of the Company under any Laws, and without limiting the generality of the foregoing, there are no outstanding, pending or to the knowledge of the Majority Shareholders threatened charges or complaints against the Company relating to unfair labor practices or discrimination or under any legislation relating to employees, labor or labor relations.  The Company is not currently covered by workers compensation and has paid no amounts in respect therefor.  There are no charges or orders requiring the Company to comply outstanding under applicable occupational health and safety legislation.

4.13        Employee Benefit Plans.

(a)           Schedule 4.13 sets forth a complete list of (i) all “employee benefit plans,” as defined in Section 3(3) of ERISA, (ii) all other severance pay, salary, disability, bonus, incentive, stock option or stock purchase, retirement, pension, profit sharing or deferred compensation, post-retirement, employee group insurance, employee plans, employee contracts, or employee programs of any kind and (iii) all other employee benefit plans, employee contracts, or employee programs (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated) and any trust, escrow or similar agreement related thereto, whether or not funded, in each case in respect of the compensation of any present or former employees, directors, officers, shareholder, consultants or independent contractors of the Company or with respect to which the Company has made or is required to make payments, transfers or contributions in respect of any present or former employees, directors, officers, shareholders, consultants or independent contractors of the Company (all of the above being individually or collectively referred to as an “Employee Plan” or “Employee Plans,” respectively).  The Company has no liability with respect to any plan, arrangement or practice of the type described in the preceding sentence other than the Employee Plans.

(b)           True and complete copies of the following materials have been delivered to the Purchaser and the Sub: (i) all current and prior plan documents for each Employee Plan and amendments thereto or, in the case of an unwritten Employee Plan, a written description thereof, (ii) all determination letters from the IRS with respect to any of the Employee Plans, (iii) all current and prior summary plan descriptions, summaries of material modifications, annual reports and summary annual reports, (iv) all current and prior trust agreements, insurance contracts and other documents relating to the funding or payment of benefits under any Employee Plan, and (v) the most recent actuarial reports and financial statements relating to any Employee Plan.

(c)           Each Employee Plan has been maintained, operated and administered in compliance in all material respects with its terms and any related documents or agreements and in compliance in all material respects with all applicable Laws.  To the knowledge of the Majority Shareholders, there have been no prohibited transactions or breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Employee Plans that could reasonably be expected to result in any liability or excise Tax under ERISA or the Code being imposed on the Company.

(d)           Each Employee Plan intended to be qualified under Section 401(a) of the Code is so qualified and has been determined by the IRS to be so qualified, and each trust created thereunder has been determined by the IRS to be exempt from Tax under the provisions of Section 501(a) of the Code, and nothing has occurred since the date of any such determination that could reasonably be expected to give the IRS grounds to revoke such determination.

(e)           Neither the Company nor any member of the “Controlled Group” currently has, and at no time in the past has had, an obligation to contribute to a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code or a “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code.  For purposes of this Agreement, “Controlled Group” means any member of any trade or business (whether or not incorporated) (i) under common control within the meaning of Section 4001(b)(1) of ERISA with the Company or (ii) which together with the Company is treated as a single employer under Section 414(t) of the Code.

(f)            With respect to each group health plan benefiting any current or former employee of the Company or any member of the Controlled Group that is subject to Section 4980B of the Code, the Company and each member of the Controlled Group has complied with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

(g)           With respect to each group health plan that is subject to Section 1862(b)(1) of the Social Security Act (42 U.S.C. § 1395y(b)), the Company has complied with the secondary payer requirements of Section 1862(b)(1) of such Act.

(h)           No Employee Plan is or at any time was funded through a “welfare benefit fund” as defined in Section 419(e) of the Code, and no benefits under any Employee Plan are or at any time have been provided through a voluntary employees’ beneficiary association (within the meaning of subsection 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code).

(i)            There is no pending or to the knowledge of the Majority Shareholders threatened assessment, complaint, proceeding or investigation of any kind in any court or before any Governmental Authority with respect to any Employee Plan (other than routine claims for benefits), nor to the knowledge of the Majority Shareholders is there any reasonable basis for one.

(j)            All (i) insurance premiums required to be paid with respect to, (ii) benefits, expenses and other amounts due and payable under and (iii) contributions, transfers or payments required to be made to, any Employee Plan prior to the Closing Date have been paid, made or accrued on or before the Closing Date.

(k)           With respect to any insurance policy that has, or does, provide funding for benefits under any Employee Plan, (i) to the knowledge of the Company and the Majority Shareholders, no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and (ii) there is no liability of the Company in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the Closing Date.

(l)            No Employee Plan provides health or medical benefits, beyond termination of service or retirement other than coverage mandated by Law.

(m)          The execution and performance of this Agreement and the Ancillary Agreements will not (i) constitute a stated triggering event under any Employee Plan that will result in any payment (whether of severance pay or otherwise) becoming due from the Company to any current or former officer, employee, director or consultant (or dependants of such Persons) or (ii) accelerate the time of payment or vesting or increase the amount of compensation due to any current or former officer, employee, director or consultant (or dependents of such Persons) of the Company.

(n)           Except with respect to vested rights, the Company has reserved all rights necessary to amend or terminate each of the Employee Plans without the consent of any other person.

(o)           Reserved.

(p)           All contributions, transfers and payments in respect of any Employee Plan, other than transfers incident to an incentive stock option plan within the meaning of Section 422 of the Code, have been or are fully deductible under the Code.

(q)           The Company has not agreed, promised or committed to institute any plan, program, arrangement or agreement for the benefit of employees or former employees of the Company other than the Employee Plans, or to make any amendments to, or increase benefits under, any of the Employee Plans.

(r)            No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of their affiliates who is a “disqualified individual” (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Employee Plan currently in effect would be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).

(s)           No employees or former employees of the Company who have at any time been represented by a collective bargaining agent or whose terms and conditions of employment with the Company have been at any time governed by a collective bargaining agreement, or their beneficiaries or dependants, are entitled to receive a survivor transition benefit.

4.14        Environmental.  Except as set forth on Schedule 4.14:

(a)           There are no underground tanks and related pipes, pumps and other facilities regardless of their use or purpose whether active or abandoned at the Real Property.

(b)           The Company does not sell and have not sold any product containing asbestos or that utilizes or incorporates asbestos-containing materials in any way.

(c)           The Company presently is and has been in material compliance with all Environmental Laws applicable to the Real Property or formerly owned, leased or operated locations or the Company’s business, and there exist no Environmental Conditions that require reporting, investigation, assessment, cleanup, remediation or any other type of response action pursuant to any Environmental Law or that could reasonably be expected to be the basis for any liability of any kind pursuant to any Environmental Law.

(d)           (i) The Company has not generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Materials at or upon the Real Property or formerly owned, leased or operated locations, except in material compliance with all applicable Environmental Laws; (ii) there has been no Release or Threat of Release of any Hazardous Material at or in the vicinity of the Real Property that requires or may be reasonably expected to require reporting, investigation, assessment, cleanup, remediation or any other type of response action pursuant to any Environmental Law; and (iii) there has been no Release or Threat of Release of any Hazardous Material at or in the vicinity of locations formerly owned, leased or operated by the Company that requires or may be reasonably expected to require reporting, investigation, assessment, cleanup, remediation or any other type of response action by the Company pursuant to any Environmental Law.

(e)           The Company has not (i) entered into or been subject to any consent decree, compliance order or administrative order with respect to the Real Property or formerly owned, leased or operated locations or any facilities or operations thereon; (ii) received notice under the citizen suit provisions of any Environmental Law; (iii) received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim with respect to any Environmental Condition; or (iv) been subject to or, to the knowledge of the Majority Shareholders, threatened with any governmental or citizen enforcement action with respect to any Environmental Law.

(f)            (i) There currently are effective all Permits required under any Environmental Law which are necessary for the Company’s activities and operations at the Real Property; for any past or ongoing alterations or improvements at the Real Property; and (ii) any applications for renewal of such Permits have been submitted on a timely basis.

(g)           The Company has made available to the Purchaser and the Sub copies of all documents, records and information in its possession or control concerning Environmental Conditions, including, without limitation, previously conducted environmental audits and documents regarding any disposal of Hazardous Materials at, upon or from the Real Property or formerly owned, leased or operated locations, spill control plans and environmental agency reports and correspondence.

4.15        Contracts.  Schedule 4.15 sets forth all of the Contracts to which the Company is a party or to which any of the assets of the Company are bound which, in each case, maintain a value or commitment (meaning, the fair value of the goods or services to be rendered, delivered or received) of $5,000 or more per year.  The Company has provided to the Purchaser and the Sub true and complete copies of each such Contract, as amended to date.  Each Contract listed on Schedule 4.15 (or required to be set forth on Schedule 4.15) is a valid, binding and enforceable obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar Laws and principles of equity affecting creditors’ rights and remedies generally.  With respect to the Contracts set forth on Schedule 4.15 (or required to be set forth on Schedule 4.15):  (a) neither the Company nor to the knowledge of the Majority

Shareholders any other party thereto is in material default under or in material violation of any Contract; (b) no event has occurred which (with notice or lapse of time, or both) would constitute such a default or violation by the Company and to the knowledge of the Majority Shareholders there is no such default or violation by the other party to any such Contract; and (c) the Company has not released any of its material rights under any such Contract, except as set forth in any such Contract.

4.16        Licenses and Permits.  Schedule 4.16 sets forth a true and complete list and description of all licenses, permits and other authorizations of any Governmental Authority held by the Company and used by the Company in the conduct of its business.  The Company is in compliance with the terms of such licenses, permits and authorizations and there is no pending or, to the knowledge of the Majority Shareholders, threatened, termination, expiration or revocation of any of the foregoing.  Except for the licenses, permits and authorizations of any Governmental Authority set forth on Schedule 4.16, there are no licenses, permits or other authorizations of any Governmental Authority, whether written or oral, necessary or required for the conduct of the business of the Company.

4.17        Intellectual Property.

(a)           Schedule 4.17 sets forth, with owner, countries, Registration numbers and dates indicated, as applicable, and in the case of unregistered Trademarks, country of use and date of first use, a complete and correct list of all the following IP Assets:  (i) Patent Registrations, (ii) Copyright Registrations, and (iii) Trademark Registrations and unregistered Trademarks.  Schedule 4.17 also sets forth all of the Company’s Software programs, Domain Names and hardware modules corresponding to any of the IP Assets, and all other Software used by the Company, which, in any case, either (x) are material to the Company, (y) are used currently by the Company and for which more than a deminimis license fee is currently being paid in connection therewith or (z) has or is related to a license fee that is dependent upon the volume of use.  All fees associated with maintaining the Registration of any IP Asset required to have been set forth on Schedule 4.17 have been paid in full in a timely manner to the proper Governmental Authority, except for IP Assets that the Company has decided to abandon in the Ordinary Course of Business, which is set forth on Schedule 4.17.  Except as set forth on Schedule 4.17, all of the owned IP Assets listed thereon are valid and enforceable in the United States and, to the knowledge of the Majority Shareholders, all licensed IP Assets are valid and enforceable against the Company in the United States.

(b)           Except in each case pursuant to the terms of a Contract set forth on Schedule 4.15 or as otherwise set forth on Schedule 4.17, all of the IP Assets relating to the Company’s Existing Products and Products Under Development on Exhibit B attached hereto (and defined therein) are owned by the Company, or the Company has the legal right to use such IP Assets, free from (i) any Liens (except for Permitted Liens incurred in the Ordinary Course of Business), (ii) any requirement of any past, present or future royalty payments, license fees, charges or other payments, and (iii) any conditions or restrictions whatsoever, except in each case for those conditions and/or restrictions set forth in the applicable Contract or any license implied by the sale of a product or the provision of a service.  Except pursuant to a Contract set forth on Schedule 4.15, and except for licenses implied by the sale of a product or the provision of a service, the

Company has not licensed or otherwise granted any right to any Person under any of the IP Assets or has otherwise agreed not to assert any of the IP Assets against any Person.

(c)           Except as set forth in Schedule 4.17, all former and current consultants or contractors to the Company that reasonably were or are expected to develop any material IP Asset in the course of performing services to the Company have executed and delivered valid written instruments in the form listed as a contract on Schedule 4.15 that assign to the Company all rights to any IP Assets developed by them for the Company in the course of performing such services as so stated.  All employees of the Company who participated in or contributed to the Company’s creation, conception or development of any IP Assets were employees of the Company at the time of rendering such services and such services were within the scope of their employment or such employees have otherwise validly assigned such IP Assets to the Company.  Except for IP Assets used by the Company pursuant to the terms of a Contract set forth on Schedule 4.15, no officers or directors, or to the knowledge of the Majority Shareholders, any shareholders, employees, consultants, contractors, agents or other representatives of the Company, owns or, to the knowledge of the Majority Shareholders, claims any rights in (nor has any of them made application for Registration of) any of the IP Assets.

(d)           The Company has entered into confidentiality and nondisclosure agreements with all of its directors, officers, employees, consultants, contractors and agents and any other Person with authorized access to the Trade Secrets of the Company to protect the confidentiality of such Trade Secrets, and there has not been any breach by any of the officers and directors, or to the knowledge of the Majority Shareholders, the employees, consultants or agents, to any such agreement.  Except in each case pursuant to a Contract set forth in Schedule 4.15, the source code for Software owned by the Company has not been disclosed, delivered or made available to any Person not a director, officer, employee, consultant, contractor or agent of the Company and the Company has not agreed to or undertaken to or in any other way promised to provide such source code to any such Person.

(e)           Except as set forth on Schedule 4.17, with respect to the Existing Products and Products Under Development on Exhibit B attached hereto (and defined therein), the Company does not infringe or otherwise violate any Intellectual Property right of any other Person.  To the knowledge of the Majority Shareholders, none of the IP Assets relating to the Existing Products and Products under Development on Exhibit B attached hereto (and defined therein) is being infringed or otherwise violated by any other Person.

(f)            Except as set forth on Schedule 4.8, no claim, demand, complaint, action, suit, proceeding, hearing or known investigation has been made before any Governmental Authority or, to the knowledge of the Majority Shareholders, threatened against the Company, nor is there any claim, demand, complaint, action, suit, proceeding, hearing or known investigation that is pending before any Governmental Authority or, to the knowledge of the Majority Shareholders, is threatened against the Company, that (i) challenges the rights of the Company in respect of any of the IP Assets, (ii) asserts that the operation of the business of the Company is, was or will be infringing or otherwise in violation of any Intellectual Property right of any other Person, or that the Company is (except in each case as set forth in a Contract listed on Schedule 4.15) required to pay any royalty, license fee, charge or other amount with regard to any Intellectual Property of any other Person, or (iii) claims that any default exists under any agreement or arrangement set forth or required by this Section 4.17 to be set forth on Schedule 4.15.  Except as set forth on Schedule 4.9, none of the IP Assets is or has been subject to any Order, and the Company has not been subject to any Order in respect of any other Person’s Intellectual Property.

(g)           No Person has claimed any compensation from the Company for the loss of or unauthorized disclosure or transfer of personal data, and to the knowledge of the Majority Shareholders no facts or circumstances exist that might reasonably give rise to such a claim.

4.18        Insurance.  Schedule 4.18 sets forth a true and complete list and brief description (including all applicable premiums and deductibles) of all policies of, and binders evidencing, life, fire, workmen’s compensation, product liability, general liability and other forms of insurance, including title insurance, owned or maintained by the Company.  Such policies are in full force and effect, and the Company is not in default under any of them.  No notice of cancellation or termination or nonrenewal has been received with respect to any such policy.  During the last three years, the Company has not been refused any insurance with respect to its business or its assets, nor to the knowledge of the Majority Shareholders has coverage been limited by any insurance carrier to which the Company has applied for insurance or with which the Company has carried insurance.  No event relating to the Company has occurred that could reasonably be expected by the Company to result in a retroactive upward adjustment in premiums under any of the insurance policies set forth on Schedule 4.18.  The insurance maintained by the Company is sufficient to comply with all applicable Laws and Contracts to which the Company is a party.  To the knowledge of the Majority Shareholders, no insurance carrier providing insurance to the Company is in receivership, conservatorship, liquidation or similar proceedings.

4.19        Financial Statements.

(a)           Schedule 4.19 sets forth true and complete copies of the audited balance sheets of the Company as of December 31, 2003 and December 31, 2004 and the related statements of income and shareholders’ equity for the years then ended, together with the notes thereto, and the other financial information included therewith (collectively, the “Financial Statements”).

(b)           Except as set forth on Schedule 4.19 or with respect to the transactions contemplated by this Agreement and/or the Ancillary Agreements, the Financial Statements present fairly, in all material respects, the financial position, results of operations and shareholders’ equity of the Company at the dates and for the time periods indicated, and have been prepared by the management of the Company in accordance with GAAP, consistently applied throughout the periods indicated.  The Financial Statements were derived from the books and records of the Company.

4.20        Undisclosed Liabilities.  Except as reflected in the 2004 Financial Statements or as set forth on Schedule 4.20 or for matters relating to the transactions contemplated by this Agreement and/or the Ancillary Agreements, the Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, regardless of when asserted) arising out of transactions or events entered into after

December 31, 2004 but prior to the Closing Date, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events occurring prior to the Closing Date, except liabilities (a) that have arisen after December 31, 2004 in the Ordinary Course of Business, or (b) arising under the executory portions of the Contracts.

4.21        Accounts Receivable.  All accounts and notes receivable of the Company represent sales actually made in the Ordinary Course of Business or valid claims as to which full performance has been rendered by the Company.  The reserve on the 2004 Financial Statements against the accounts receivable for returns and bad debts has been calculated in a manner consistent with past practice.  As of the date of this Agreement, the Majority Shareholders believe that all of the accounts and notes receivable of the Company are, in the aggregate, collectible in full, net of the reserve therefor, in the Ordinary Course of Business.  No counter claims, defenses or offsetting claims with respect to the accounts or notes receivable of the Company are pending or, to the knowledge of the Majority Shareholders, threatened.  All of the accounts and notes receivable of the Company relate solely to sales of goods or services to customers of the Company, none of whom are Affiliates or Family Affiliates of the Company or the Shareholders.

4.22        Inventories.  Except as set forth in Schedule 4.22, the inventories of the Company relating to the Company’s business are of a quality and quantity useable and saleable in the normal and Ordinary Course of Business, subject to appropriate and reasonable allowances reflected on the 2004 Financial Statements for obsolete, excess, slow-moving and other appropriate items.  Such allowances have been calculated in accordance with GAAP.  None of the Company’s inventory is held on consignment, or otherwise, by third parties.

4.23        Bank Accounts.  Schedule 4.23 sets forth a true and complete list of the name and address of (a) each bank with which the Company has an account or safe deposit box and the name of each Person authorized to draw thereon or have access thereto and (b) the name of each Person holding a power of attorney on behalf of the Company.

4.24        Product Liability and Warranty.

(a)           Except (1) as set forth in Schedule 4.24 and/or (2) the reserve for product warranty claims set forth in the 2004 Financial Statements and/or the Company’s books and records, each product sold or otherwise delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and, to the knowledge of the Majority Shareholders, the Company does not have any liability (and to the knowledge of the Majority Shareholders there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company) for replacement or repair of any such products or other damages in connection therewith outside the Ordinary Course of Business.  Except as set forth in a Contract listed on Schedule 4.15, no product manufactured, sold, leased or delivered by the Company is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, lease or service.  Schedule 4.24 sets forth true and complete copies of the standard terms and conditions of sale, lease or service of the Company (containing applicable guaranty, warranty and indemnity provisions), if any.

(b)           To the knowledge of the Majority Shareholders, the Company has no liability, and (to the knowledge of the Majority Shareholders) there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any liability, arising out of any injury to Person or property as a result of the ownership, possession or use of a product manufactured, sold, leased or delivered by the Company.

4.25        Indebtedness.  Schedule 4.25 sets forth a true and complete list of the individual components (indicating the amount and the Person to whom such Indebtedness is owed) of all the Indebtedness outstanding with respect to the Company as of the date of this Agreement and as subsequently updated by the Company as of the Closing Date.

4.26        Taxes.  Except as set forth in Schedule 4.26:

(a)           All Returns required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of the Company, to the extent required to be filed on or before the Closing Date, have been filed when due in accordance with all applicable Laws.

(b)           All Returns filed on or before the Closing Date were correct and complete in all material respects.  The Company is not a beneficiary of any extension of time within which to file any Return.

(c)           No Return with respect to any Pre-Closing Tax Period has ever been audited by any Taxing Authority.

(d)           The Company has no Tax liabilities (whether due or to become due) with respect to the income, property and operations of the Company that relate to any Pre-Closing Tax Period, except for Tax liabilities reflected in the 2004 Financial Statements or that have arisen after the date of the 2004 Financial Statements in the Ordinary Course of Business.

(e)           The Company is not a party to any contract under which any Person may receive payments characterized as “excess parachute payments” within the meaning of Section 280G of the Code.

(f)            All Taxes owed by the Company or required to be withheld by the Company (whether or not shown as due and payable on any Return) have been timely paid or withheld and remitted to the appropriate Taxing Authority.

(g)           Neither the Company nor any member of any affiliated, consolidated, combined or unitary group of which the Company is or has been a member has granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired.

(h)           There is no action, suit, proceeding, claim, audit or investigation now pending or to the knowledge of the Majority Shareholders threatened, against or with respect to the Company in respect of any Tax.

(i)            There are no Liens for Taxes upon the assets or properties of the Company, except for Taxes not yet due and payable.

(j)            The Company has not received notice of any claim by a Governmental Authority in a jurisdiction where the Company does not file Returns that it is or may be subject to taxation by that jurisdiction.

(k)           The Company is not a party to any Tax allocation or sharing agreement.

(l)            The Company has not been a member of an affiliated, consolidated, combined or unitary group or participated in any other arrangement whereby any income, revenues, receipts, gain or loss was determined or taken into account for Tax purposes with reference to or in conjunction with any income, revenues, receipts, gain, loss, asset or liability of any other entity.  The Company has no liability for the Taxes of any Person as a transferee or successor, by contract or otherwise.

(m)          The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law); (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date.

(n)           The Company has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(o)           No Shareholder is a foreign person within the meaning of Section 1445 of the Code.

(p)           Schedule 4.26(p) lists all federal, state, local and foreign income tax Returns filed with respect to the Company for taxable periods ended after December 31, 2001.  The Company has delivered or made available to the Purchaser and the Sub correct and complete copies of all federal income tax Returns, examination reports, statements of deficiencies assessed against or agreed to by the Company filed or received after December 31, 2001.

(q)           The Company has not engaged in any transaction that is the same or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a Tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a reportable or listed transaction, as set forth in Treasury Regulation Sections 1.6011-4(b)(1) and 1.6011-4(b)(2).

4.27        Customers and Suppliers.

(a)           Customers.  Schedule 4.27(a) sets forth the five (5) largest customers of the Company measured by dollar volume of sales for the fiscal years ended December 31,

2003 and 2004 (the “Material Customers”).  Except as set forth in Schedule 4.27(a), (i) all Material Customers for the year ended December 31, 2004 continue, as of the date of this Agreement, to be customers of the Company and none of such Material Customers has reduced materially its business with the Company from the levels achieved during the fiscal year ended December 31, 2004, other than in the Ordinary Course of Business; (ii) since the fiscal year ended December 31, 2004, no Material Customer for the year ended December 31, 2004 has terminated its relationship with the Company or, to the knowledge of the Majority Shareholders, has threatened to do so; and (iii) the Company is not involved in any material claim, dispute or controversy with any Material Customer.

(b)           Suppliers.  Schedule 4.27(b) sets forth the ten (10) largest suppliers of the Company measured by dollar volume of sales for the fiscal year ended December 31, 2003 and December 31, 2004 (the “Material Suppliers”).  Except as set forth in Schedule 4.27(b), (i) all Material Suppliers for the year ended December 31, 2004, continue to be suppliers of the Company as of the date of this Agreement, and none of such Material Suppliers has reduced materially the Company’s business from the levels achieved during the fiscal year ended December 31, 2004 other than in the Ordinary Course of Business; (ii) since the fiscal year ended December 31, 2004, no Material Supplier for the year ended December 31, 2004, has terminated its relationship with the Company or, to the knowledge of the Majority Shareholders, has threatened to do so; and (iii) the Company is not involved in any material claim, dispute or controversy with any Material Supplier.  To the knowledge of the Majority Shareholders, no supplier to the Company supplies goods or services used in connection with the Company’s business not available from another source.

4.28        Related Party Transactions.  Except as set forth on Schedule 4.28, none of the Company, the Shareholders or any of their respective Affiliates or Family Affiliates, nor any current or former director, officer or employee of the Company, (a) has or during the last three fiscal years has had any direct or indirect interest (i) in, or is or during the last three fiscal years was, a director, officer or employee of, any Person that is a client, customer, supplier, lessor, lessee, debtor, creditor or competitor of the Company or (ii) in any material property, asset or right that is owned or used by the Company in the conduct of the Company’s business or (b) is, or during the last three fiscal years has been, a party to any agreement or transaction with the Company.  There is no outstanding Indebtedness of any current or former director, officer, employee or consultant of the Company or the Shareholders or any of their respective Affiliates or Family Affiliates to the Company.

4.29        Brokers/Advisors.  Except as set forth on Schedule 4.29, no Person has acted directly or indirectly as a broker, finder or financial advisor for the Company or the Shareholders in connection with the negotiations relating to the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of the Company or the Shareholders.

4.30        Disclosure.  Except as set forth in the Schedules, the Company and the Majority Shareholders hereby represent and warrant to the Purchaser and the Sub that the statements contained in this Article IV are correct and complete as of the date of this Agreement and shall be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this

Article IV), except as set forth in the Schedules accompanying this Agreement. Neither the Majority Shareholders nor the Company has withheld from the Purchaser or the Sub in connection with the transactions contemplated by this Agreement and/or the Ancillary Agreements any material facts relating to the assets, properties, liabilities, business operations, financial condition, results of operations or financial forecasts of the Company’s business.  Neither this Agreement (including the Company’s Exhibits and Schedules hereto), nor the Ancillary Agreements, contains any untrue statement of a material fact or omits to state a material fact necessary, in light of the circumstances under which they were made in order to make the statements contained in this Agreement or therein not misleading.

ARTICLE V  REPRESENTATIONS AND WARRANTIES

OF THE PURCHASER AND THE SUB

The Purchaser and the Sub, jointly and severally, hereby represent and warrant to the Company and the Shareholders that, except as set forth in the Schedules, the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct, except as set forth on the Schedules attached hereto and made a part hereof:

5.1          Existence and Good Standing.  The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and is duly authorized, qualified or licensed to do business as a foreign corporation in each of the jurisdictions in which it is required to do so, except when the failure to so qualify would not have a material adverse effect.  Sub is a limited liability company functioning as a wholly owned subsidiary of the Purchaser and is duly organized, validly existing and in good standing under the laws of Delaware and is duly authorized, qualified or licensed to do business as a foreign corporation in each of the jurisdictions in which it is required to do so, except when the failure to so qualify would not have a material adverse effect.

5.2          Power.  The Purchaser and the Sub have the requisite corporate or other power and authority to (a) own or lease and to operate their respective properties and assets as and where currently owned, operated and leased and (b) carry on their respective businesses as currently conducted.

5.3          Validity and Enforceability.  The Purchaser and the Sub have requisite corporate power and authority to execute, deliver and perform their respective obligations under this Agreement and the Ancillary Agreements.  This Agreement and each of the Ancillary Agreements have been duly executed and delivered by the Purchaser and the Sub and, assuming due authorization, execution and delivery by the Company and the Shareholders, represent the legal, valid and binding obligation of the Purchaser and the Sub, enforceable against the Purchaser and the Sub in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar Laws and principles of equity affecting creditors’ rights and remedies generally.  The execution and delivery of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Sub and the Purchaser.  No further action on the part of the Purchaser or the Sub is or will be required in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.

5.4          Capitalization of the Purchaser.  The authorized capital stock of the Purchaser consists of 100,000,000 shares of common stock, of which 61,151,571 shares are issued and outstanding and 10,000,000 shares of preferred stock, of which none are issued and outstanding.  The issued and outstanding shares of the capital stock of the Purchaser and the equity interests of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable.  As of the date hereof, the Purchaser has issued stock options, common stock purchase warrants or other securities or instruments exercisable for or convertible or exchangeable into, an aggregate of 13,579,976 shares of the Purchaser’s common stock, 6,287,476 of which have vested and are currently issuable under their respective terms.

5.5          No Conflict.  Neither the execution of this Agreement or the Ancillary Agreements, nor the performance by the Purchaser or the Sub of their respective obligations hereunder or thereunder will (a) violate or conflict with the Purchaser’s Certificate of Incorporation or Bylaws, the Sub’s Certificate of Formation or Operating Agreement or any Law or Order, (b) violate, conflict with or result in a breach or termination of, or otherwise give any Person additional rights or compensation under, or the right to terminate or accelerate, or constitute (with notice or lapse of time, or both) a default under the terms of any Contract to which the Purchaser or the Sub is a party or by which any of the assets or the properties of the Purchaser is bound or (c) result in the creation or imposition of any Lien with respect to any of the assets or properties of the Purchaser.

5.6          Consents.  Except as set forth on Schedule 5.6, no consent, approval or authorization of any Person, including any Governmental Authority, is required in connection with the execution and delivery by the Purchaser or the Sub of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

5.7          Brokers.  No Person has acted directly or indirectly as a broker, finder or financial advisor for the Purchaser or the Sub in connection with the negotiations relating to the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of the Purchaser or the Sub.

5.8          Litigation. Except as set forth in the SEC Reports, there are no lawsuits, claims, proceedings or investigations pending or, to the knowledge of the Purchaser or the Sub, threatened by or against or affecting the Purchaser, the Sub or any Subsidiary of either of them or any of their respective properties, assets, operations or businesses.  No event has occurred or circumstances exist that could reasonably give rise to or serve as a reasonable basis for the commencement of any complaint, action, suit, proceeding, hearing or investigation of any Person or Governmental Authority.

5.9          Valid Issuance.  The WJ Common Stock to be issued pursuant to the transactions contemplated herein will be duly authorized, validly issued, fully paid, non-assessable, free of any Liens and not subject to any preemptive rights or rights of first refusal created by statute or the Purchaser’s Certificate of Incorporation or Bylaws or any agreement to which the Purchaser is a party or is bound.

5.10        SEC Filings.  The Purchaser has timely filed and will timely file prior to the Closing Date, all forms, reports and documents required to be filed with the SEC under the Securities Act and Exchange Act in the past twelve (12) months (collectively, the “SEC

Reports”).  The SEC Reports (i) at the time they were filed, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Without in any manner diminishing the representation set forth in the last sentence to Section 8.1(g) hereof (which such Section shall control in the event of any inconsistency between that Section and this Section 5.10), the Purchaser makes no representation or warranty whatsoever concerning the SEC Reports as of any time other than the time they were filed.

5.11        Reorganization.  To its knowledge, neither the Purchaser nor any of its Affiliates has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

5.12        Conduct of Business.  Since December 31, 2003, except as set forth in any SEC Reports filed with the SEC, or in any financial statements as part thereof, the business and operations of the Purchaser and any Subsidiary have been conducted in the Ordinary Course of Business and there has not been any material adverse change in the operation of the business or the performance or financial condition of the Purchaser or any Subsidiary.

5.13        Financial Statements.  The financial statements included as part of the SEC Reports present fairly, in all material respects, the financial position, results of operations and shareholders’ equity of the Purchaser and the Subsidiaries at the dates and for the time periods indicated, and have been prepared by the management of the Purchaser and the Subsidiaries in accordance with GAAP, consistently applied throughout the periods indicated, except for the absence of footnote disclosures for the financial statements included in Quarterly Reports on Form 10-Q.  These financial statements were derived from the books and records of the Purchaser and the Subsidiaries.

5.14        Licenses and Permits; Compliance with Laws.  The Purchaser and the Subsidiaries are in compliance with the terms of all material licenses, permits and authorizations and there is no pending or, to the knowledge of the Purchaser, threatened, termination, expiration or revocation of any of the foregoing.  Except for the licenses, permits and authorizations currently maintained by the Purchaser, there are no licenses, permits or other authorizations, whether written or oral, necessary or required for the conduct of the business of the Purchaser or any Subsidiary.  Except as set forth in the SEC Reports, the Purchaser and each Subsidiary is now, and at all times since December 31, 2003, has been in compliance in all material respects with all Laws and Orders.  The Purchaser does not have actual knowledge of any proposed Law or Order that reasonably could be applicable to the Purchaser and that reasonably could adversely affect any assets, properties, liabilities, operations or financial forecasts of the Purchaser.

5.15        Undisclosed Liabilities.  Except (x) as reasonably described in the SEC Reports or (y) for matters relating to the transactions contemplated by this Agreement and/or the Ancillary Agreements, neither the Purchaser nor any Subsidiary has any material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, regardless of when asserted) arising out of transactions or events entered into after December 31, 2003 but prior to the Closing Date, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events occurring after December 31, 2003 but prior to the Closing Date, except liabilities (a) that have arisen after December 31, 2003 in the Ordinary Course of Business, or (b) arising under the executory portion of the Purchaser’s contracts.

5.16        Disclosure.  Except as set forth in the Schedules, the Purchaser and the Sub hereby represent and warrant to the Shareholders that the statements contained in this Article V are correct and complete as of the date of this Agreement and shall be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the Schedules accompanying this Agreement. Neither the Parent nor any Subsidiary has withheld from the Shareholders in connection with the transactions contemplated by this Agreement and/or the Ancillary Agreements, any material facts relating to the assets, properties, liabilities, business operations, financial condition, results of operations or financial forecasts of the Purchaser’s or any Subsidiary’s business.  Neither this Agreement (including the Purchaser’s exhibits and schedules hereto), nor the Ancillary Agreements contains any untrue statement of a material fact or omits to state a material fact necessary in light of the circumstances in which they were made in order to make the statements contained in this Agreement or therein not misleading.

ARTICLE VI  TAX MATTERS

6.1          Returns; Taxes.  The Shareholders shall prepare and timely file, or cause to be prepared and timely filed, at their expense, all Returns of the Company that are due with respect to any Pre-Closing Tax Period and to pay or cause to be paid any Tax liabilities due therewith; provided, however, the Parties hereto acknowledge and agree that the Company shall retain at and after the Closing (and the Shareholders shall have no liability for) any 2005 and later Returns or any Tax liability of the Company after the date of this Agreement associated with payroll and similar employment-based Taxes.  The Purchaser or the Sub shall prepare and timely file, or cause to be prepared and timely filed, at their expense, all Returns of the Sub that are due with respect to any Post-Closing Tax Period and to pay any Tax liabilities due therewith.  Except as set forth in the first sentence of this Section 6.1, the Shareholders will be liable for the payment of all Taxes of the Company that are attributable to any Pre-Closing Tax Period whether or not shown on any original Returns or amended Returns for the period referred to in such Returns.  The Purchaser or the Sub will be liable for the payment of all Taxes that are attributable to any Post-Closing Tax Period.  All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) imposed on the Purchaser or the Sub in connection with this Agreement and the Ancillary Agreements will be borne and paid by the Purchaser when due, and all transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) imposed on the Shareholders or the Company in connection with this Agreement and the Ancillary Agreements will be borne and paid by the Shareholders.

6.2          Reserved.

6.3          Cooperation; Audits.  In connection with the preparation of Returns, audit examinations and any administrative or judicial proceedings relating to the Tax liabilities imposed on the Company for all Pre-Closing Tax Periods, the Purchaser or the Sub and the Company, on the one hand, and the Shareholders, on the other hand, shall cooperate fully with each other, including, without limitation, the furnishing or making available during normal business hours of records, personnel (as reasonably required), books of account or other materials necessary or helpful for the preparation of such Returns, the conduct of audit examinations or the defense of claims by Taxing Authorities as to the imposition of Taxes.

6.4          Controversies.  The Purchaser or the Sub shall promptly notify the Majority Shareholders in writing upon receipt by the Purchaser or the Sub or any Affiliate of the Purchaser or the Sub (including the Company after the Closing Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a Pre-Closing Tax Period for which the Shareholders may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a “Tax Matter”).  The Shareholders, at their sole expense, will have the exclusive authority to represent the interests of the Company with respect to any Tax Matter before the IRS or any other Taxing Authority and will have the sole right to extend or waive the statute of limitations with respect to a Tax Matter and to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries and settling audits; provided, however, that the Shareholders will not enter into any settlement of or otherwise compromise any Tax Matter that affects or may affect the Tax liability of the Purchaser or the Sub, the Company or any Affiliate of the foregoing for any Post-Closing Tax Period without the prior written consent of the Purchaser or the Sub, which consent may not be unreasonably withheld or delayed.  The Shareholders shall keep the Purchaser and the Sub fully and timely informed with respect to the commencement, status and nature of any Tax Matter.  The Shareholders shall, in good faith, allow the Purchaser and the Sub to consult with them regarding the conduct of or positions taken in any such proceeding.

6.5          Tax Sharing Agreements.  All tax sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

6.6          Reorganization.  From and after the date hereof and until the Closing Date, none of the Company, the Purchaser or any of their respective Subsidiaries shall knowingly (i) take any action, or fail to take any reasonable action, as a result of which the Merger would fail to qualify as a reorganization within the meaning of Section 368(a) of the Code or (ii) enter into any contract, agreement, commitment or arrangement to take or fail to take any such action.  Following the Closing Date, Purchaser shall not knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code (and any comparable provisions of applicable state or local law).

ARTICLE VII  INDEMNIFICATION

7.1          General Indemnification Obligation.

(a)           Subject to the other provisions of this Agreement (including, specifically, Section 7.3 hereof), the Majority Shareholders, jointly and severally, shall indemnify and hold harmless the Purchaser and the Sub and their respective officers, directors, employees, agents, representatives and Affiliates from and against any and all actual, out-of-pocket losses (including diminution in value losses), liabilities, claims, damages, penalties, fines, judgments, awards, settlements, costs, fees, expenses (including, without limitation, reasonable attorneys’ fees) and disbursements (collectively, the “Losses”) by any of the foregoing arising out of or otherwise in respect of (i) any breaches in any representation or warranty, or any breach of any covenant or agreement, of the Shareholders contained in this Agreement (including any schedule or exhibit attached hereto) or any Ancillary Agreement; (ii) any Indebtedness or Expenses of the Company not fully paid on or recouped by the Closing Date; (iii) any Taxes of the Company in respect of the Pre-Closing Tax Period; or (iv) any tax imposed, along with any interest, penalties and other additions to tax relating thereto, if the Merger fails to qualify as a tax free reorganization at any time after the Closing Date unless the failure to so qualify shall result solely from actions taken by the Purchaser or the Sub.

(b)           The Purchaser and the Sub, jointly and severally, shall indemnify and hold harmless the Shareholders and their respective agents, representatives and Affiliates from and against any and all Losses by any of the foregoing arising out of or otherwise in respect of (i) any breaches in any representation or warranty, or any breach of any covenant or agreement, of the Purchaser or the Sub contained in this Agreement (including any schedule or exhibit attached hereto) or any Ancillary Agreement; or (ii) any Taxes in respect of the Post-Closing Tax Period or any payroll and similar employment-based Taxes due by the Company after the date of this Agreement.

7.2          Notice and Opportunity to Defend.

(a)           Notice of Asserted Liability.  As soon as is reasonably practicable after the Shareholders become, on the one hand, or the Purchaser or the Sub becomes, on the other hand, aware of any claim (but, in any event, within ten (10) days thereof) that it or they have under Section 7.1 that is reasonably expected to result in a Loss to be indemnified hereunder (a “Liability Claim”), such party (the “Indemnified Party”) shall give notice of the Liability Claim (a “Claims Notice”) to the other party (the “Indemnifying Party”).  A Claims Notice shall describe the Liability Claim in reasonable detail shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnified Party and shall contain copies of all relevant or supporting information or documentation.  No delay in or failure to give a Claims Notice by the Indemnified Party to the Indemnifying Party pursuant to this Section 7.2(a) shall adversely affect any of the other rights or remedies which the Indemnified Party has under this Agreement, or alter or relieve the Indemnifying Party of its obligation to indemnify the Indemnified Party, except and only to the extent that such delay or failure has prejudiced the Indemnifying Party or is received by the Indemnifying Party after the Expiration Date.

(b)           Opportunity to Defend.  The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party within one hundred twenty (120) days after receipt of a Claims Notice from the Indemnified Party of the commencement or assertion of any Liability Claim in respect of which indemnity may be sought under this Article VII, to assume and conduct the defense of such Liability Claim, in accordance with the limits set forth in this Agreement, with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided, however, that (i) the defense of such Liability Claim by the Indemnifying Party will not, in the reasonable judgment of the Indemnified Party, have a material adverse effect on the Indemnified Party; (ii) the Indemnifying Party has sufficient financial resources, in the reasonable judgment of the Indemnified Party, to satisfy the amount of any adverse monetary judgment that is reasonably likely to result; and (iii) the Liability Claim solely seeks (and continues to seek) monetary damages (the conditions set forth in clauses (i) through (iii) are collectively referred to as the “Litigation Conditions”).  If the Indemnifying Party does not assume the defense of a Liability Claim in accordance with this Section 7.2(b), the Indemnified Party may continue to defend the Liability Claim.  If the Indemnifying Party has assumed the defense of a Liability Claim as provided in this Section 7.2(b), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense of the Liability Claim; provided, however, that if any of the Litigation Conditions cease to be met, the Indemnified Party may assume its own defense, and the Indemnifying Party shall be liable for all reasonable costs or expenses paid or incurred by the Indemnified Party in connection with such defense at and after the time it has provided written notice to the Indemnifying Party that it would be assuming such defense.  The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Liability Claim which the other is defending as provided in this Agreement.  The Indemnifying Party, if it shall have assumed the defense of any Liability Claim as provided in this Agreement, shall not, without the prior written consent of the Indemnified Party, consent to a settlement of, or the entry of any judgment arising from, any such Liability Claim which (x) does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a complete release from all liability in respect of such Liability Claim, or (y) grants any injunctive or equitable relief, or (z) may reasonably be expected to have an adverse effect on the affected business of the Indemnified Party.  The Indemnified Party shall have the right to settle any Liability Claim, the defense of which has not been assumed by the Indemnifying Party, in any manner it reasonably may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from the Indemnifying Party in connection therewith, as long as the settlement amount, together with the settlement amount(s) associated with all previously settled Liability Claims, does not exceed the Threshold Amount.  To the extent any single Liability Claim, or any Liability Claim when added with all other Liability Claims, exceeds the Threshold Amount, the Indemnified Party shall not have the right to settle any Liability Claim without the prior written consent of the Indemnifying Party, which may not be unreasonably withheld.

(c)           In the event that the Indemnifying Party shall undertake, conduct or control the defense or settlement of any Liability Claim and it is later determined that such Liability Claim was not a claim for which the Indemnifying Party is required to indemnify the Indemnified Party under this Article VII, the Indemnified Party shall reimburse the Indemnifying Party for all of its costs and expenses with respect to such settlement or defense, including reasonable attorneys’ fees and disbursements.

7.3          Survivability; Limitations.

(a)           The representations and warranties of the Parties contained in this Agreement or in any Ancillary Agreement shall survive for a period ending eighteen (18) months after the Closing Date (the “Expiration Date”); provided, however, that (i) the Expiration Date for any Liability Claim relating to a breach of or an inaccuracy in the representations and warranties set forth in Section 4.13 (Employee Benefit Plans),

Section 4.14 (Environmental), and Section 4.26 (Taxes) shall be thirty (30) days after the expiration of the period during which a private or governmental plaintiff could bring a claim for actions taken or circumstances arising prior to the Closing (taking into account any extensions, suspension or tolling under applicable Law); (ii) the Expiration Date for any Liability Claim relating to a breach of or inaccuracy in the representations and warranties set forth in Section 4.1 (Existence and Good Standing), Section 4.2 (Power), Section 4.3 (Validity and Enforceability), Section 4.4 (Capitalization of the Company), Section 4.7(a) (Title), Section 4.29 (Brokers), Section 5.1 (Existence and Good Standing), Section 5.2 (Power), Section 5.3 (Validity and Enforceability), Section 5.4 (Capitalization of the Purchaser) and Section 5.7 (Brokers) shall be the fifth anniversary after the Closing Date (the representations and warranties set forth in clauses (i) and (ii) of this Section 7.3(a) are, collectively, the “Excluded Representations”) and (iii) any Liability Claim pending on any Expiration Date for which a Claims Notice has been given in accordance with Section 7.1(b) on or before such Expiration Date may continue to be asserted and indemnified against until finally resolved.  All of the covenants and agreements of the Parties contained in this Agreement shall survive after the Closing Date in accordance with their terms for an indefinite period.

(b)           Notwithstanding anything to the contrary contained in this Article VII or elsewhere in this Agreement, the Shareholders shall not have any liability as a result of any inaccuracy in any representation or warranty in this Agreement or otherwise (i) unless and until the aggregate amount of all such Losses sustained by the Purchaser and the Sub exceeds Twenty Five Thousand and No/100 Dollars ($25,000) (the “Threshold Amount”), in which case, the Majority Shareholders shall be liable for all such Losses above the Threshold Amount (with such Threshold Amount acting as a deductible with respect to the recovery thereof) or (ii) in excess of an aggregate of $10,000,000 (the “Ceiling Amount”), provided, however, that the Threshold Amount and the Ceiling Amount shall not apply to the Excluded Representations, with respect to fraud or intentional misrepresentation, or with respect to the matters set forth in Section 7.1(a)(ii), (a)(iii) and (a)(iv) above.

(c)           [Intentionally Left Blank]

(d)           For purposes of calculating the Threshold Amount, and the Ceiling Amount, any qualification or limitation of a representation or warranty by reference to the materiality or material adverse effect of matters stated therein shall be disregarded.

(e)           Effective upon the Closing, and except (i) with respect to fraud or intentional misrepresentation and (ii) for the remedies of injunctive or other equitable relief, the indemnification obligations set forth in this Article VII shall be the sole and exclusive remedy of the Parties under this Agreement.

(f)            No Party shall be liable to any other Party for any special, indirect, incidental, exemplary or consequential damages (including, but not limited to, lost profits, lost opportunity or similar measures) arising from any claim related to this Agreement or the Ancillary Agreements, nor for any calculation of damages based upon a multiple of out-of-pocket loss whether in connection with a given pricing methodology or otherwise.

(g)           In the event the Indemnified Party receives payment by an insurer for any amounts which the Indemnified Party would otherwise be entitled to seek indemnification from the Indemnifying Party pursuant hereto, the Indemnified Party will not seek such indemnification from the Indemnifying Party for such amounts. In the event that the Indemnified Party receives payment by an insurer for any amounts which the Indemnified Party has already been paid by the Indemnifying Party, the Indemnified Party must promptly return such amount to the Indemnifying Party.

(h)           Notwithstanding anything to the contrary contained in this Agreement, any indemnification obligations of the Majority Shareholders to the Purchaser (or any Indemnified Person claiming by or through the Purchaser) shall be satisfied in the following order:  first, from the funds subject to the Escrow Agreement (pursuant to the terms of the Escrow Agreement) and second, directly against the Majority Shareholders.  The Parties hereto agree that neither the Purchaser nor the Sub shall have any rights to set-off any Liability Claim it may have against the Shareholders against any amount otherwise due to such Shareholders, including with respect to the Earnout Payment; provided, however, the Parties agree that the Purchaser may, depending upon the terms of the Escrow Agreement, have the right to deposit a portion of the Earnout Payment reasonably related to the Liability Claim (but no other payment amount) with the Escrow Agent upon reaching the Expiration Date if or to the extent a Liability Claim remains unresolved between the Parties.

(i)            Notwithstanding any provision to the contrary in this Agreement, no Shareholder shall have any liability to Purchaser, the Sub or any Indemnified Party hereunder to the extent that the existence of such liability, breach, or falsity of the representation upon such liability would be based, is disclosed with reasonable particularity in the Schedules of the Company and the Shareholders or is otherwise disclosed in a written notice to Purchaser prior to Closing, except for disclosures with respect to the matters covered by Section 7.1(a)(ii), (a)(iii) or (a)(iv).  Further, neither the Purchaser nor the Sub (nor any other Indemnified Person by or through them) shall have any right to indemnification or recovery hereunder to the extent such indemnification or demand for recovery arises out of a breach of representation or warranty actually known to the Purchaser at the time such representation is made.

(j)            The foregoing indemnification is given solely for the purpose of protecting the Parties to this Agreement and the Indemnified Parties and shall not be deemed to extend to, or interpreted in a manner to confer any benefit, right or cause of action upon, any other Person.

ARTICLE VIII  INVESTMENT REPRESENTATIONS

8.1          Investment Representations.

(a)           The Shareholders understand that the WJ Common Stock which may comprise a portion of the Purchase Price will not, when issued, be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws on the grounds that the issuance of the WJ Common Stock is exempt from registration pursuant to Section 4(2) of the Securities Act and applicable state securities laws, and that the reliance of the Purchaser on such exemptions is predicated in part on the representations, warranties, covenants and acknowledgments of the Shareholders set forth in this Section.

(b)           The Shareholders represent and warrant that they are “accredited investors” or “sophisticated investors” as defined under the Securities Act.

(c)           The Shareholders represent and warrant that the WJ Common Stock to be acquired by the Shareholders upon consummation of the transactions described in this Agreement will be acquired by them for their own accounts, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act and the rules and regulations thereunder, and that the Shareholders will not distribute any of the WJ Common Stock in violation of the Securities Act or their Lock-up Agreement. The certificates representing the WJ Common Stock shall bear restrictive legends in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY STATE SECURITIES LAWS AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAWS.

TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY A LOCKUP AGREEMENT.”

In addition, the WJ Common Stock shall bear any legend required by the securities or “Blue Sky” laws of any state where the Shareholders reside as well as any other legend deemed appropriate by the Purchaser or its counsel.

(d)           The Shareholders represent and warrant that the addresses set forth below in Section 14.8 are the Shareholders’ principal residences.

(e)           The Shareholders (i) acknowledge that the WJ Common Stock issued to the Shareholders at the Closing must be held indefinitely by them unless subsequently registered under the Securities Act or an exemption from registration is available, (ii) are aware that any routine sales of WJ Common Stock made pursuant to Rule 144 under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, and (iii) are aware that Rule 144 is not currently available for use by the Shareholders for resale of any of the WJ Common Stock to be acquired by them upon consummation of the transactions described in this Agreement.

(f)            The Shareholders represent and warrant to the Purchaser that they, either alone or together with the assistance of their professional advisors, have such knowledge and experience in financial and business matters such that they are capable of evaluating the merits and risks of their investment in any of the WJ Common Stock to be acquired by them upon consummation of the transactions described in this Agreement.

(g)           The Shareholders confirm that they have had the opportunity to ask questions of and receive answers from the Purchaser concerning the terms and conditions of their investment in the WJ Common Stock, and they have received to their satisfaction, such additional information, in addition to that set forth herein, about the Purchaser’s operations and the terms and conditions of the offering as they have requested; provided, however, nothing contained herein shall constitute a waiver of any rights that a Shareholder has under the Securities Act, any applicable state securities act or the rules and regulations promulgated thereunder. The Shareholders acknowledge that they have reviewed the Purchaser’s SEC Reports, including its most recent Form 10-Q and Form 10-K.  The Purchaser represents and warrants to the Shareholders that, as of the Closing Date, the SEC Reports will contain all of the material financial and non-financial information reasonably necessary for the Shareholders to make an informed investment decision concerning the WJ Common Stock and for the Purchaser to comply with Section 4(2) of the Securities Act and applicable state securities laws.

(h)           In order to ensure compliance with the provisions of Section 8.1(e) hereof, the Shareholders agree that after the Closing they will not sell or otherwise transfer or dispose of WJ Common Stock or any interest therein (unless such shares have been registered under the Securities Act) without first complying with either of the following conditions, the expenses and costs of satisfaction of which shall be fully borne and paid for by the Shareholders:

(i)            The Purchaser shall have received a written legal opinion from legal counsel to the Shareholders, which opinion and counsel shall be satisfactory to the Purchaser in the exercise of its reasonable judgment, or a copy of a “no-action” or interpretive letter of the Securities and Exchange Commission (the “SEC”) specifying the nature and circumstances of the proposed transfer and indicating that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder; or

(ii)           The Purchaser shall have received an opinion from its own counsel to the effect that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder;

provided, however, that if the requested transfer is to be made pursuant to Rule 144 and Rule 144 actually permits such transfer, the Shareholders shall not be required to prepare, provide or pay for the legal opinion required to make such transfer but instead, upon the receipt of all appropriate documentation necessary for the Purchaser’s counsel to prepare the requisite legal opinion, the Purchaser shall instruct its counsel to prepare such legal opinion and shall bear the cost of such counsel.

The Purchaser also agrees that the certificates or instruments representing the WJ Common Stock to be issued to them pursuant to this Agreement may contain a restrictive legend noting the restrictions on transfer described in this Section and required by federal and applicable state securities laws, and that appropriate “stop-transfer” instructions will be given to the Purchaser’s transfer agent, if any, provided that this Section 8.1(e) shall no longer be applicable to any WJ Common Stock following its transfer pursuant to a registration statement effective under the Securities Act or in compliance with Rule 144 or if the opinion of counsel referred to above is to the further effect that transfer restrictions and the legend referred to herein are no longer required in order to establish compliance with any provisions of the Securities Act.

ARTICLE IX  ADDITIONAL AGREEMENTS

9.1          Cooperation.  From and after the Closing Date, the Majority Shareholders shall reasonably cooperate in the preparation of any financial statements, filings with the United States Patent and Trademark Office or securities filings, including but not limited to the Purchaser’s filings required to report the financial and other aspects of the transactions pursuant to this Agreement, and participate as witnesses in any lawsuit, investigation or administrative hearing involving the Company (other than with respect to a dispute between the Majority Shareholders on the one hand and the Purchaser on the other), including but not limited to any infringement or similar action with respect to the IP Assets, at no cost or expense to the Purchaser or the Sub, other than reimbursement of the out of pocket expenses of the Majority Shareholders incurred as a result thereof.

9.2          Employee Matters.  The Company and the Shareholders acknowledge and agree that the Purchaser may interview any of the employees set forth on Schedule 9.2 to this Agreement beginning the day after the execution of this Agreement by the Parties and determine in its sole discretion which employees it desires to hire or retain with the Sub by virtue of the Merger after the Closing Date; provided, however, the Company reserves the right, with respect to any one or more of such interviews, to require that an officer of the Company be present thereat. The Purchaser shall notify the Majority Shareholders no later than ten (10) days after the execution of this Agreement by the Parties which employees it desires to hire or retain with the Sub by virtue of the Merger (the “Desired Employees”).  All employees of the Company prior to the Closing Date hired by the Purchaser or retained with the Sub by virtue of the Merger after the Closing Date shall enter into the Purchaser’s standard confidentiality, non-compete and inventions agreement in substantially the form attached hereto as Exhibit I.  Nothing in this Agreement shall be construed as a commitment or obligation of the Purchaser to offer employment, or otherwise continue the employment of, any of the employees.

9.3          Audit.  Prior to the Closing, the Financial Statements for the Company shall be audited by Davis, Clark and Company, CPA (the “Auditor”).  The audit (the “Audit”) shall be conducted in accordance with GAAP and the past practices of the Company.  The Company and the Shareholders agree to fully cooperate with the Audit and provide any documentation reasonably requested by the Auditor in order to complete the Audit.  The Purchaser shall pay the full cost of the Audit.

9.4          Consent of Shareholders to the Merger. By signing this Agreement the Shareholders consent to the Merger and approve this Agreement and the Ancillary Agreements.

9.5          Supplier and Customer Matters.  The Company and the Shareholders acknowledge and agree that the Purchaser may, with the prior consent of the Majority Shareholders, which consent shall not be unreasonably withheld, conduct due diligence calls or visits with the Company’s suppliers and customers beginning the day after execution of this Agreement; provided, however, (1) nothing contained herein shall permit Purchaser to disclose or reveal the material terms of this Agreement to any such suppliers or customers, (2) nothing contained herein shall grant Purchaser any rights which could, in the reasonable discretion of the Company and its counsel, jeopardize any attorney/client privilege available to the Company and

(3) all such calls or visits shall cease immediately upon the occurrence of any termination event specified in Section 12.1 below.

9.6          Reports Under the Exchange Act.  With a view to making available to the Shareholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Shareholders to sell WJ Common Stock to the public without registration, Purchaser agrees for such period of time ending on the date that the Shareholders are eligible to sell all of their Shares under the later of Rule 144 or the Lock-up Agreement to:

(a)           file with the SEC all reports and other documents required of the Purchaser to meet the current public information requirements of Rule 144; and

(b)           take any other action reasonably within Purchaser’s control to make the benefits of Rule 144 available to the Shareholders and refrain from taking any action reasonably within Purchaser’s control which would render the benefits of Rule 144 unavailable to the Shareholders.

Nothing contained in this Section 9.6 shall mitigate or otherwise conflict with the Lock-up Agreement.

ARTICLE X  COVENANTS RELATING TO CONDUCT OF BUSINESS

10.1        Ordinary Course.  During the period from the date of this Agreement and continuing until the Closing, the Company agrees (except as expressly contemplated by this Agreement or to the extent that the Purchaser or the Sub shall otherwise consent in writing) that it shall carry on the business of the Company in the Ordinary Course of Business and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with Material Customers, Material Suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired as a result of the transactions contemplated hereby. Without limiting the generality of the foregoing, neither the Company nor the Shareholders will cause or permit the Company to declare, set aside, or pay any dividend or make any distribution with respect to its capital stock, or redeem, purchase or otherwise acquire any of its capital stock.

10.2        No Other Bids.  In consideration of the substantial expenditure of time, effort and expense to be undertaken by the Purchaser and the Sub in connection with its due diligence review and the consummation of the transactions contemplated hereby, the Shareholders agree that upon the execution hereof and until the Closing Date, unless this Agreement is terminated pursuant to Article XII herein, they will not, and will not permit the Company or its representatives, officers, directors, shareholders or employees to initiate, negotiate or discuss with any other person or entity (other than the other Party hereto) the sale and purchase of the Company, or a substantial interest therein, whether by purchase of assets or stock, merger or other transaction.

ARTICLE XI  CONDITIONS PRECEDENT

11.1        Conditions to Each Party’s Obligation. The respective obligation of each Party hereunder shall be subject to the satisfaction prior to the Closing Date of the following conditions:

(a)           Approval. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

(b)           Legal Action. No action, suit or proceeding shall have been instituted or threatened before any Governmental Authority seeking to challenge or restrain the transactions contemplated hereby.

11.2        Conditions of Obligations of the Purchaser and the Sub. In addition to the conditions set forth in Section 11.1 the obligations of the Purchaser and the Sub to effect the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived by the Purchaser and the Sub:

(a)           Representations and Warranties. Each of the representations and warranties of the Company and the Shareholders contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and the Purchaser and the Sub shall have received a certificate signed by the Company and the Shareholders to such effect; provided, however, the failure of any representation or warranty to be true and correct hereunder shall not function as the failure of the closing condition under this Section 11.2(a) unless and until such failure shall also result in a TN Material Adverse Effect.

(b)           Performance of Obligations of the Shareholders. The Company and the Shareholders shall have performed, in all material respects, all obligations required to be performed by them under this Agreement prior to the Closing Date, and the Purchaser and the Sub shall have received a certificate signed by the Company and the Shareholders to such effect.

(c)           No TN Material Adverse Affect.  There shall have been no TN Material Adverse Effect.

(d)           Consents and Actions. All requisite consents of any third parties to the transactions contemplated by this Agreement shall have been obtained in a form acceptable to the Purchaser and the Sub in their sole but reasonably exercised discretion, including the consents of the parties to the Contracts to the assignment of such Contracts to the Purchaser or the Sub.

(e)           Closing Deliveries. The Shareholders shall have delivered, or cause to be delivered, to the Purchaser and the Sub at or prior to the Closing all of the documents or items set forth in Section 3.3.

(f)            Indebtedness; Release of Security Interests. The Indebtedness shall have been paid by the Company on or prior to the Closing, and the Shareholders shall have good title to the Shares, free and clear of all Liens.  Any Liens filed against the Company’s assets, other than Permitted Liens, shall have been released.

(g)           Opinion of Counsel to the Company and the Shareholders.  The Purchaser shall have received from Andrews Kurth LLP, counsel for the Company and the Shareholders, an opinion as of the Closing Date, in substantially the form attached hereto as Exhibit J.

(h)           Employees.  The Purchaser and the Sub shall have received a verbal indication from at least two-thirds of the Desired Employees, not including the Majority Shareholders, that they will either continue to remain as an employee of the Sub after the Closing (as the successor to the Company by virtue of the Merger) or that if the Purchaser offers employment to such individuals after Closing that they will agree to accept such offers, on terms no less favorable to the Desired Employees as existed prior to the Closing.

11.3        Conditions of Obligation of the Company and the Shareholders. The obligations of the Company and the Shareholders to effect the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived by the Company and the Shareholders:

(a)           Representations and Warranties. Each of the representations and warranties of the Purchaser and the Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and the Company and the Shareholders shall have received a certificate signed by the Purchaser and the Sub to such effect; provided, however, the failure of any representation or warranty to be true and correct hereunder shall not function as the failure of the closing condition under this Section 11.3(a) unless and until such failure shall also result in a WJ Material Adverse Effect.

(b)           Performance of Obligations of the Purchaser and the Sub. The Purchaser and the Sub shall have performed, in all material respects, all obligations required to be performed by it under this Agreement prior to the Closing Date, and the Company and the Shareholders shall have received a certificate signed by the chief executive officer of the Purchaser and the Sub to such effect.

(c)           No WJ Material Adverse Effect.  There shall have been no WJ Material Adverse Effect.

(d)           Closing Deliveries.  The Purchaser and the Sub shall have delivered or caused to be delivered, to the Company and the Shareholders at or prior to the Closing all of the documents or items set forth in Section 3.4.

(e)           Opinion of Counsel of the Purchaser and the Sub.  The Company and the Shareholders shall have received from Shumaker, Loop & Kendrick, LLP, counsel to the Purchaser and the Sub, an opinion as of the Closing Date, in substantially the form attached hereto as Exhibit K.

ARTICLE XII  TERMINATION AND WAIVER

12.1        Termination. This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written consent of the Purchaser or the Sub, on the one hand, and the Company or the Majority Shareholders on the other;

(b)           by either the Purchaser or the Sub, on the one hand, or the Company or the Majority Shareholders on the other in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and the Ancillary Agreements and such order, decree, ruling or other action shall have become final and nonappealable;

(c)           by the Purchaser or the Sub if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in or that would reasonably be expected to result in a TN Material Adverse Effect, (ii) if there has been (A) a breach by either the Company or any of the Shareholders of any representation or warranty in this Agreement that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (B) a breach by either the Company or any of the Shareholders of any representation or warranty in this Agreement that is qualified as to materiality, in each case which breach, (I) if capable of being cured, has not been cured within ten (10) days following receipt by the Company and the Shareholders of written notice of the breach and (II) results in, or that would reasonably be expected to result in, a TN Material Adverse Effect, (iii) the Company or the Shareholders shall not have complied in all material respects with any covenant or agreement to be complied with by them and contained in this Agreement unless such covenant or agreement is capable of being cured and is cured by the Company or the Shareholders within ten (10) days after written notice thereof by the Purchaser or the Sub, (iv) any of the conditions to closing set forth in Sections 11.1 and 11.2 of this Agreement shall not have been satisfied, unless such failure shall be due to the failure of the Purchaser or the Sub to perform or comply with any of the conditions hereof to be performed or complied with by it prior to the Closing, or (v) the Company makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of their debts under any Law relating to bankruptcy, insolvency or reorganization;

(d)           by the Company or the Majority Shareholders if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in or that would be reasonably expected to result in a WJ Material Adverse Effect, (ii) if there has been (A) a breach of the Purchaser or the Sub of any representation or warranty in this Agreement that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (B) a breach by the Purchaser or the Sub of any representation or warranty in this Agreement that is qualified as to materiality, in each case which breach, (I) if capable of being cured, has not been cured within ten (10) days following receipt by the Purchaser and the Sub of written notice of the breach and (II) results in, or that would reasonably be expected to result in, a WJ Material Adverse Effect, (iii) the Purchaser or the Sub shall not have complied in all material respects with any covenant or agreement to be complied with by them and contained in this Agreement unless such covenant or agreement is capable of being cured and is cured by the Purchaser or the Sub within ten (10) days after written notice thereof by the Company or the Majority Shareholders, (iv) any of the conditions to closing set forth in Sections 11.1 and 11.3 of this Agreement shall not have been satisfied, unless such failure shall be due to the failure of the Company or the Majority Shareholders to perform or comply with any of the conditions hereof to be performed or complied by it prior to the Closing, or (v) the Purchaser makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Purchaser seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

(e)           by either the Purchaser or the Sub on the one hand or the Majority Shareholders or the Company on the other if the Closing shall not have occurred by February 4, 2005, provided the failure to so close is not the result of the breach of this Agreement by the Party so wishing to terminate the Agreement.

12.2        TN Material Adverse Effect.

(a)           “TN Material Adverse Effect” means any event, circumstance, change in, or effect on the business of the Company (giving effect to the Ordinary Course of Business) that, individually or in the aggregate, has or would reasonably be expected to have (i) a material and adverse effect on the business of the Company, as presently conducted, its assets, liabilities, financial forecasts, operations, key employee relationships, key customer or supplier relationships, results of operations or the financial condition of the Company, or (ii) a material and adverse effect on the ability of the Company to perform its obligations under this Agreement or the Ancillary Agreements.  Notwithstanding the foregoing, the Parties hereto acknowledge and agree that no action, inaction or change effected by, or with respect to or change in relation with Matrics Technology Systems, Inc. (now a division/subsidiary of Symbol Technologies, Inc.) or Sirit Technologies, Inc. upon announcement of the Merger shall, for purposes of this definition, represent a TN Material Adverse Effect.

(b)           In addition to the provisions of Section 12.1 if between the date hereof and the Closing Date a single event or condition occurs that constitutes a TN Material Adverse Effect, and such event or condition either (i) did not exist on the date hereof or (ii) did exist on the date hereof but did not constitute a TN Material Adverse Effect on the date hereof and subsequently developed or evolved into a TN Material Adverse Effect, and in the event it did exist on the date hereof, it did not constitute a breach of any of the representations and warranties contained herein and the Company and the Shareholders disclosed such event or condition on the Schedules to the extent such event or condition was required to be disclosed on the Schedules, then the Company and the Shareholders may provide written notice to the Purchaser and the Sub of the existence of such TN Material Adverse Effect by describing in reasonable detail (including all surrounding circumstances) the event or condition that constitutes such TN Material Adverse Effect (a “Section 12.2  Notice”).

(c)           In the event that the Company and the Shareholders provide a Section 12.2 Notice, the Purchaser and the Sub may either (i) notify the Company and the Shareholders in writing that the Purchaser and the Sub deem such Section 12.2 Notice to constitute a notice of termination of this Agreement, and upon the receipt of such notice by the Company and the Shareholders from the Purchaser and the Sub this Agreement shall be deemed terminated without liability to the Company or the Shareholders, or (ii) notify the Company and the Shareholders in writing of the Purchaser and the Sub’s intention to consummate the transactions contemplated by this Agreement notwithstanding the occurrence of the TN Material Adverse Effect described in such Section 12.2 Notice.  In the event that the Purchaser or the Sub fail to respond to a Section 12.2 Notice within ten (10) business days after receipt, then the Purchaser and the Sub shall be deemed to have given the notice described in clause (i) of this Section 12.2 on such tenth (10th) business day.  In the event that the transactions contemplated by this Agreement are consummated after the Purchaser or the Sub have elected to proceed in accordance with clause (ii) of the preceding sentence, the Purchaser and the Sub shall be deemed to have waived their right to be indemnified by the Company and the Shareholders in accordance with Section 12.2 based on claims arising from the TN Material Adverse Effect described in such Section 12.2 Notice.

(d)           In the event the Company and the Shareholders deliver a Section 12.2 Notice to the Purchaser and the Sub, and the Purchaser and the Sub elect to proceed in accordance with clause (ii) of the first sentence of Section 12.2, then except as expressly set forth in the last sentence of Section 12.2, all of the provisions of this Agreement shall continue to govern the parties’ respective rights and obligations in accordance with their original terms.

12.3        WJ Material Adverse Effect.

(a)           “WJ Material Adverse Effect” means any event, circumstance, change in, or effect on the business of the Purchaser (giving effect to the Ordinary Course of Business) that, individually or in the aggregate, has or would reasonably be expected to have (i) a material and adverse effect on the business of the Purchaser, its assets, liabilities, financial forecasts, operations, key employee relationships, key customer or supplier relationships, results of operations or the financial condition of the Purchaser, or (ii) a material and adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or the Ancillary Agreements.

(b)           In addition to the provisions of Section 12.1 if between the date hereof and the Closing Date a single event or condition occurs that constitutes a WJ Material

Adverse Effect, and such event or condition either (i) did not exist on the date hereof or (ii) did exist on the date hereof but did not constitute a WJ Material Adverse Effect on the date hereof and subsequently developed or evolved into a WJ Material Adverse Effect, and in the event it did exist on the date hereof, it did not constitute a breach of any of the representations and warranties contained herein and the Purchaser and the Sub disclosed such event or condition on the Schedules to the extent such event or condition was required to be disclosed on the Schedules, then the Purchaser and the Sub may provide written notice to the Company and the Majority Shareholders of the existence of such WJ Material Adverse Effect by describing in reasonable detail (including all surrounding circumstances) the event or condition that constitutes such WJ Material Adverse Effect (a “Section 12.3 Notice”).

(c)           In the event that the Purchaser and the Sub provide a Section 12.3 Notice, the Company and the Majority Shareholders may either (i) notify the Purchaser and the Sub in writing that the Company and the Majority Shareholders deem such Section 12.3 Notice to constitute a notice of termination of this Agreement, and upon the receipt of such notice by the Purchaser and the Sub from the Company and the Shareholders from this Agreement shall be deemed terminated, or (ii) notify the Purchaser and the Sub in writing of the Company and Shareholder’s intention to consummate the transactions contemplated by this Agreement notwithstanding the occurrence of the WJ Material Adverse Effect described in such Section 12.3 Notice.  In the event that the Company or the Shareholders fail to respond to a Section 12.3 Notice within ten (10) business days after receipt, then the Company and the Shareholders shall be deemed to have given the notice described in clause (i) of this Section 12.3 on such tenth (10th) business day.  In the event that the transactions contemplated by this Agreement are consummated after the Company and Shareholders have elected to proceed in accordance with clause (ii) of the preceding sentence, the Company and the Shareholders shall be deemed to have waived their right to be indemnified by the Purchaser and the Sub in accordance with Section 12.3 based on claims arising from the WJ Material Adverse Effect described in such Section 12.3 Notice.

(d)           In the event the Purchaser and the Sub deliver a Section 12.3 Notice to the Company and the Shareholders, and the Company and the Shareholders elect to proceed in accordance with clause (ii) of the first sentence of Section 12.3, then except as expressly set forth in the last sentence of Section 12.3, all of the provisions of this Agreement shall continue to govern the parties’ respective rights and obligations in accordance with their original terms.

12.4        Effect of Termination.  In the event of termination of this Agreement as provided in Section 12.1, this Agreement shall forthwith become void and there shall be no liability on the part of either Party, provided, however, that Sections 13.1, 14.2,  14.9 and 14.11 hereof shall survive any termination.  No Party shall be permitted any rights to terminate this Agreement (or refuse or refrain to close due to the non-performance of a closing condition hereunder) and pursue a liability claim against any other Party hereto.

12.5        Waiver.  Either Party to this Agreement may (a) extend the time for the performance of any of the any obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered by the other Party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other Party contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement.  The failure of either Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

ARTICLE XIII  CONFIDENTIALITY; PUBLIC DISCLOSURE

13.1        Confidentiality.

(a)           From and after the Closing, without the prior written consent of the Purchaser or the Sub, the Shareholders shall not, except on behalf of the Purchaser or the Sub, directly or indirectly, use, any of the WJ Confidential Information (as defined below) for the Shareholders’ own purposes or for the benefit of any other person, firm, corporation, partnership or other entity or disclose any WJ Confidential Information to any person, firm, corporation, partnership or other entity. As used herein, the term “WJ Confidential Information” means (i) all of the Purchaser’s or the Sub confidential business information, trade secrets, (as defined under applicable statute or common law) innovations and inventions, expertise and know-how, customer information, pricing information, vendor information, intellectual property and other non-public information concerning the Purchaser Business (as defined below) and (ii) except as set forth below, any and all information relating to the terms of the transactions contemplated by this Agreement. As used herein, the term “Purchaser Business” means the business of the Purchaser or the Sub as conducted on and prior to the date hereof, as well as the business that the Purchaser and the Sub is acquiring pursuant hereto. WJ Confidential Information does not include information which:  (i) is in or enters the public domain or is or becomes generally known in the industry without breach of the confidentiality obligations in this Agreement; or (ii) is received by the Shareholders from a third party without any breach of any obligation of confidentiality in respect of such information provided that the receipt of such information is not subject to any obligations of confidentiality.  Notwithstanding the foregoing, the Shareholders may disclose WJ Confidential Information in the following circumstances:  (A) disclosure to third parties to the extent that the WJ Confidential Information is required to be disclosed pursuant to a court order or as otherwise required by law, provided that the Shareholders promptly notify the Purchaser and the Sub as early as practicable upon learning of such requirement; and (B) disclosure to legal counsel for the Shareholders, accountants or professional advisors to the extent necessary for them to advise upon the interpretation or enforcement of this Agreement.

(b)           Prior to the Closing, the Purchaser and the Sub and the Company and the Shareholders will be bound by the Nondisclosure Agreement entered into between the Purchaser and the Company and all obligations of and duties to the Company set forth in such agreement shall be deemed to be obligations of and duties to both the Company and the Shareholders.

13.2        Press Releases.  Each Party hereto agrees that, unless approved by the other Party in advance, which consent shall not be unreasonably withheld, such Party will not make any public announcement, issue any press release or other publicity or, except as contemplated in this

Agreement, confirm any statements by any person not a Party to this Agreement concerning the transactions contemplated hereby.  Notwithstanding the foregoing, each Party hereto reserves the right to make any disclosure if such Party, in its reasonable discretion, deems such disclosure required by law.  In that event, such Party shall use reasonable efforts to provide to the other Party the text of such disclosure sufficiently in advance to enable the other Party to have a reasonable opportunity to comment thereon.

13.3        Securities Filings.  The Purchaser shall provide the Majority Shareholders with public disclosures and securities filings in connection with new disclosure of information related to the terms of the transactions contemplated by this Agreement, including but not limited to the relevant portions of Form 8-K, Form 10-Q and Form 10-K filings. The Majority Shareholders acknowledge that the purpose of the notice pursuant to this Section 13.3 is not for it to comment on such disclosures and filings but rather to provide some minimal notice to the Majority Shareholders prior to the public release of such information.

ARTICLE XIV  MISCELLANEOUS

14.1        [Intentionally Left Blank].

14.2        Expenses.  Except as otherwise permitted in this Agreement, each of the Parties shall bear their respective expenses incurred or to be incurred in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby; provided, however, that the Company shall be permitted to pay all Expenses of the Company and the Shareholders incurred prior to December 31, 2004 in connection with the Merger, including, but not limited to, the negotiation, preparation, execution and delivery of this Agreement and the Ancillary Agreements.  The Shareholders agree to pay all Expenses of the Company and the Shareholders at and after January 1, 2005 in connection with the Merger.

14.3        No Assignment.  The rights and obligations of the Parties under this Agreement may not be assigned (whether by operation of law or otherwise) without the prior written consent of the other Parties to this Agreement.

14.4        Headings.  The headings contained in this Agreement are included for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

14.5        Integration, Modification and Waiver.  This Agreement, together with the exhibits, schedules and certificates or other instruments delivered under this Agreement, constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior understandings of the Parties, including any letter of intent related hereto; it being further acknowledged and agreed that the representations and warranties set forth in this Agreement hereof constitute all of the inducements made by the Company or the Shareholders in connection with the transactions contemplated by this Agreement.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the Parties to this Agreement.  No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the Party making the waiver.  Purchaser and Sub hereby acknowledge and agree that neither the Company nor the Shareholders, nor any of their representatives has made any representations or warranties concerning due diligence materials supplied in connection with this transaction.

14.6        Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder on the date of this Agreement, unless the context requires otherwise.  The word “including” shall mean including without limitation.  Any reference to the singular in this Agreement shall also include the plural and vice versa.  The word “knowledge” shall mean actual knowledge or knowledge obtained or obtainable in the exercise of reasonable diligence in the normal course of business or conduct of duties.  The phrase “actual knowledge,” (or its corollary “actually known”) when compared to the word “knowledge” (without modification) shall mean actual knowledge without the need for any diligence with respect thereto and, as such, shall not be interpreted to impute knowledge to any Party under any circumstances.  Reference to any Party in relation to the “other Party,” or words of similar import, shall, prior to the Closing Date, refer to the Purchaser and the Sub, collectively, on the one hand, and the Company and the Shareholders, collectively, on the other hand and shall, after the Closing Date, refer to the Purchaser, Sub and the Company, collectively, on the one hand, and the Shareholders, collectively, on the other hand.

14.7        Severability.  If any provision of this Agreement or the application of any provision of this Agreement to any Party or circumstance shall, to any extent, be adjudged invalid or unenforceable, the application of the remainder of such provision to such Party or circumstance, the application of such provision to other Parties or circumstances, and the application of the remainder of this Agreement shall not be affected thereby.

14.8        Notices.  All notices and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered in person, (b) when dispatched by electronic facsimile transfer (if confirmed in writing by mail simultaneously dispatched), (c) one business day after having been dispatched by a nationally recognized overnight courier service or (d) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the appropriate party at the address or facsimile number specified below:

If to the Company:

Telenexus, Inc.

1909 N. Glenville Drive, Suite 200

Richardson, Texas  75081

Facsimile No.:  (972) 644-2119

If to the Shareholders

Wilfred K. Lau

2215 Red Oak Lane

Richardson, Texas  75082

Richard J. Swanson

7809 San Isabel Drive

Plano, Texas  75025

Kurt Christensen

50 Arnold Drive

Westminster, Maryland  21157

David Fried

2456 Fortune Drive

Lexington, Kentucky  40509

Mark Sutton

PMB 960

15779 Columbia Pike Road

Burtonsville, Maryland 20866

with a copy to:

Andrews Kurth LLP

1717 Main Street

Suite 3700

Dallas, Texas 75201

Attention:  Joseph A. Hoffman, Esq.

Facsimile No.:  (214) 659-4401

If to the Purchaser or the Sub:

WJ Communications, Inc.

401 River Oaks Parkway

San Jose, California 95134

Attn:  Michael R. Farese

Telephone:  (408) 577-6264

Facsimile:  (408) 577-6622

with a copy to:

Shumaker, Loop & Kendrick, LLP

101 East Kennedy Boulevard, Suite 2800

Tampa, Florida  33602

Attention:  W. Thompson Thorn, III, Esq.

Facsimile No.:  (813) 229-1660

Any party may change its address or facsimile number for the purposes of this Section 14.8 by giving notice as provided in this Agreement.

14.9        Governing Law; Venue.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.  Each of the Parties submits to the jurisdiction of any state or federal court sitting in San Francisco, California, in any such proceeding arising out of or relating to this Agreement (except with respect to any Ancillary Agreements which provide for arbitration as the means of dispute resolution) and agrees that all claims in respect of any such proceeding may be heard and determined in any such court.  Each Party hereto also agrees not to bring any proceeding arising out of or relating to this Agreement in any other court.  Each of the Parties waives any defense of inconvenient forum to the maintenance of any proceeding so brought.  Each Party agrees that a final judgment in any proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

14.10      Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.11      Third Party Rights.  Notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any Person who is not a Party to this Agreement (including, without limitation, any broker or finder), and this Agreement shall be effective only as between the Parties hereto; provided, however, that the Indemnified Parties are intended third party beneficiaries hereof to the extent provided herein.

(Signature page follows)

IN WITNESS WHEREOF, the parties have executed or have caused this Agreement to be executed as of the day and year first written above.

“PURCHASER”		“COMPANY”

WJ COMMUNICATIONS, INC.		TELENEXUS, INC.

By:		By:
Name: Michael R. Farese		Name:	Wilfred K. Lau
Title: President and Chief Executive Officer		Title:	President

“SUB”		“SHAREHOLDERS”

WJ NEWCO, LLC

By:
Name:	Michael R. Farese	Wilfred K. Lau
Title:	President

Richard J. Swanson

Kurt Christensen

David Fried

Mark Sutton

Signature Page to Agreement and Plan of Merger

SPOUSAL CONSENT

The undersigned, being the spouse of Wilfred K. Lau, hereby approves of and consents to the merger of Telenexus, Inc. (“Telenexus”) with and into a wholly-owned subsidiary of WJ Communications, Inc. (“WJ Communications”) and the conversion of all of the Shares, or any interest therein, held in the name of the undersigned’s spouse in Telenexus into the right to receive cash and stock in WJ Communications pursuant to and in accordance with the terms and conditions of this Agreement and, in so doing, the undersigned acknowledges and agrees that, upon consummation of the transactions contemplated hereby, he or she shall no longer maintain any rights, title or interest to said Shares.

Printed Name: Kerry Lau

SPOUSAL CONSENT

The undersigned, being the spouse of Richard J. Swanson, hereby approves of and consents to the merger of Telenexus, Inc. (“Telenexus”) with and into a wholly-owned subsidiary of WJ Communications, Inc. (“WJ Communications”) and the conversion of all of the Shares, or any interest therein, held in the name of the undersigned’s spouse in Telenexus into the right to receive cash and stock in WJ Communications pursuant to and in accordance with the terms and conditions of this Agreement and, in so doing, the undersigned acknowledges and agrees that, upon consummation of the transactions contemplated hereby, he or she shall no longer maintain any rights, title or interest to said Shares.

Printed Name: Rhonda Swanson

SPOUSAL CONSENT

The undersigned, being the spouse of Kurt Christensen, hereby approves of and consents to the merger of Telenexus, Inc. (“Telenexus”) with and into a wholly-owned subsidiary of WJ Communications, Inc. (“WJ Communications”) and the conversion of all of the Shares, or any interest therein, held in the name of the undersigned’s spouse in Telenexus into the right to receive cash and stock in WJ Communications pursuant to and in accordance with the terms and conditions of this Agreement and, in so doing, the undersigned acknowledges and agrees that, upon consummation of the transactions contemplated hereby, he or she shall no longer maintain any rights, title or interest to said Shares.

Printed Name: Susan Christensen

EXHIBIT A

FORM OF

ESCROW AGREEMENT

This ESCROW AGREEMENT (the “Agreement”) is made and entered into as of the 28th day of January, 2005, by and among WJ Communications, Inc., a Delaware corporation (the “Buyer”),  Telenexus, Inc., a Texas corporation (“Telenexus”), Wilfred K. Lau, Richard J. Swanson, Kurt Christensen and David Fried (the “Shareholders” and together with Telenexus, the “Sellers”) and Colonial Bank, N.A., as escrow agent (“Escrow Agent”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement (as defined below).

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of January 28, 2005, by and among Buyer, WJ Newco, LLC (“WJ LLC”) and Sellers (the “Merger Agreement”), Buyer and Sellers have agreed to merge Telenexus with and into WJ LLC;

WHEREAS, pursuant to Section 2.7(b) of the Merger Agreement, Sellers have agreed that Buyer shall deposit with Escrow Agent a portion of the Closing Consideration consisting of the sum of Five Hundred Thousand Dollars ($500,000.00) in cash and 333,333 shares of Buyer’s Common Stock (the “Escrow Deposit”) to be held by Escrow Agent to secure the rights of Buyer after the Closing Date for all claims asserted with respect to any indemnification matter under Article VII of the Merger Agreement; and

WHEREAS, the Escrow Agent is willing to enter into this Agreement and perform as required herein in consideration of the premises and the mutual obligations and promises contained in this Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows.

(a)            Appointment of Escrow Agent.  Buyer and the Sellers hereby appoint and designate Escrow Agent as their agent to hold in escrow the Escrow Deposit (as defined above), and to administer the disposition of the Escrow Fund (as defined below), in accordance with the terms of this Agreement, and Escrow Agent hereby accepts such appointment.

(b)           Establishment of Escrow.

Contemporaneously with the execution and delivery of this Agreement, Buyer will deposit (and the Shareholders consent to the deposit of) (i) the cash portion of the Escrow Deposit with Escrow Agent, and Escrow Agent will deposit such funds in an interest bearing deposit account, to be held in trust by Escrow Agent for the benefit of Buyer and the Shareholders (the “Escrow Account”), and (ii) stock certificates (accompanied by ten (10) sets of appropriate stock powers executed by the Shareholders in blank with signature guaranteed by a national banking institution or New York Stock Exchange member firm) representing an aggregate of 333,333 shares of Buyer Common Stock registered in the name of the Shareholders (the “Escrowed Shares”) in such individual amounts as set forth on Attachment 1 hereto.  Upon its receipt of the Escrow Deposit, Escrow Agent shall provide to Buyer and the Shareholders a written receipt therefor.  Unless and until the Escrowed Shares are delivered to Buyer as its absolute property pursuant to this Agreement, the Shareholders shall be entitled to vote the Escrowed Shares and to all dividends thereon, which shall be delivered to the Escrow Agent, with all cash dividends being held as part of the Escrow Account and all stock dividends being held as part of the Escrowed Shares.  Any common stock or other securities distributed with respect to the Escrowed Shares as a result of a dividend, stock split, recapitalization, reclassification or similar transaction shall be delivered to the Escrow Agent and held as part of the Escrowed Shares.  The cash held in the Escrow Account, including any interest or earnings received in respect thereof, and the Escrowed Shares, less amounts of cash and Escrowed Shares distributed from time to time in accordance with Section 5 hereof, shall be referred to herein collectively as the “Escrow Fund.”  The Escrow Agent shall execute and deliver to each Shareholder all Proxy Statements, form of proxies or other instruments which it receives in order to give effect to the foregoing voting rights.  Escrow Agent agrees to administer the disposition of the Escrow Fund strictly in accordance with the terms and conditions of this Agreement.

At the Buyer’s option, the Buyer may deposit (and the Shareholders consent to the deposit of) the Earnout Payment with the Escrow Agent (and Escrow Agent will further deposit the cash portion of such deposit in the Escrow Account and the stock portion of such deposit as part of the Escrowed Shares) to be held in trust by the Escrow Agent for the benefit of Buyer and the Shareholders, at any time (1) it maintains an obligation under the Merger Agreement to pay such Earnout Payment to the Shareholders, (2) the Buyer has previously made an Escrow Claim (as defined in Section 5(a)) prior to the Expiration Date (as defined in Section 7.3(a) of the Merger Agreement) and (3) the Claimed Amount (as hereinafter defined) of such claims is greater than the amount or value of the remaining Escrow Fund.  To the extent the Claimed Amount equals or exceeds the amount of the Earnout Payment, the Buyer shall be permitted to deposit the entire Earnout Payment with the Escrow Agent.  If, however, the Claimed Amount is less than the Earnout Payment, the Buyer shall be permitted to deposit the amount of the Earnout Payment equal to the Claimed Amount with the Escrow Agent and the difference shall be paid directly by the Buyer to the Shareholders as provided in the Merger Agreement.  Buyer agrees to deliver an Escrow Claim (as hereinafter defined) to the Shareholders and Escrow Agent at the same time it delivers the Earnout Payment (or any portion thereof) to the Escrow Agent hereunder, to the extent that an Escrow Claim has not previously been submitted in connection therewith.  Each such Escrow Claim shall contain all of the same information specified in Section 5(a) below.  Upon its receipt of the Earnout Payment (or any portion thereof), Escrow Agent shall provide to Buyer and the Shareholders a written receipt therefor.  Once deposited by the Escrow Agent in the Escrow Account and/or the Escrowed Shares, as the case may be, the Earnout Payment (or any portion thereof) shall be, and shall be treated as part of, the Escrow Fund for all purposes hereunder and this Agreement shall apply in the same manner and to the same extent as if the Earnout Payment were part of the original Escrow Deposit.

(c)            Reinvestment of Escrow Account.  At the joint written direction of Buyer and the Shareholders, Escrow Agent shall reinvest any and all amounts held in the Escrow Account as directed by Buyer and the Shareholders.

(d)           Escrow Ledger.  Escrow Agent shall maintain, and make available to Buyer or any of the Shareholders upon request during regular business hours, a ledger setting forth (a) the amount of the Escrow Account and the number and type of each security held in the Escrow

Fund, (b) all payments and distributions of Escrowed Shares from the Escrow Fund pursuant to Section 5 hereof, and (c) with respect to distributions made to Buyer pursuant to this Agreement, a record of the claim and the amount of such claim underlying such distribution.

(e)            Claims Against and Disposition of Escrow Fund.  Escrow Agent shall not distribute all or any portion of the Escrow Fund to any party, except in accordance with this Section 5 (or except as otherwise expressly provided in this Agreement).

(i)            As soon as is reasonably practicable after the Buyer becomes aware of any claim (but, in any event, within ten (10) days thereof) that it has under Section 7.1(a) of the Merger Agreement that is reasonably expected to result in a Loss for which the Majority Shareholders are or may be liable to Buyer under the Merger Agreement, Buyer may deliver a notice of claim to the Shareholders and Escrow Agent (each, an “Escrow Claim”).  Each Escrow Claim shall: (i) contain a description of the circumstances supporting Buyer’s claim in reasonable detail, (ii) contain a good faith, non-binding, preliminary estimate of the amount of the Loss Buyer claims to have incurred or suffered (the “Claimed Amount”) and (iii) contain copies of all relevant or supporting information or documentation.  No delay in or failure to give an Escrow Claim by the Buyer pursuant to this Section 5(a) shall adversely affect any of the other rights or remedies which the Buyer has under the Merger Agreement, or alter or relieve the Majority Shareholders of their obligation to indemnify the Buyer, except and only to the extent such delay or failure has prejudiced the Majority Shareholders or is received by the Majority Shareholders after the Expiration Date.

(ii)           Within thirty (30) days after receipt by Escrow Agent of a proper Escrow Claim (the “Dispute Period”), the Majority Shareholders may deliver to Escrow Agent and Buyer a written response (the “Response Notice”) in which the Majority Shareholders: (i) agree that an amount equal to the full Claimed Amount may be released from the Escrow Fund to Buyer; (ii) agree that an amount equal to part (the “Agreed Amount”), but not all, of the Claimed Amount may be released from the Escrow Fund to Buyer; or (iii) indicates that no part of the Claimed Amount may be released from the Escrow Fund to Buyer.  Any part of the Claimed Amount that is not agreed to be released to Buyer pursuant to the Response Notice shall be the “Contested Amount.”  If a Response Notice is not received by Escrow Agent prior to the expiration of the Dispute Period, then the Majority Shareholders shall be conclusively deemed to have agreed that an amount equal to the Claimed Amount may be released to Buyer from the Escrow Fund.  The Shareholders agree that any Response Notice received by the Escrow Agent after the expiration of the Dispute Period for an Escrow Claim shall be of no effect and shall be disregarded by the Escrow Agent unless otherwise directed in writing by Buyer. The actions taken by the Majority Shareholders pursuant to this Section 5 shall be binding on all of the Shareholders.

(iii)          If either (i) the Majority Shareholders deliver a Response Notice agreeing that an amount equal to the full Claimed Amount may be released from the Escrow Fund to Buyer; or (ii) the Majority Shareholders do not deliver a Response Notice on a timely basis in accordance with Section 5(b) above, Escrow Agent shall, within ten (10) days following the receipt of such Response Notice (or, if Escrow Agent has not received a Response Notice, within ten (10) days following the expiration of the Dispute Period referred to in Section 5(a) above), deliver to Buyer an amount equal to the full Claimed Amount, in each case from (but only to the extent of) the Escrow Fund and provide written notice thereof to the Shareholders.

(iv)          If the Majority Shareholders deliver a Response Notice agreeing that an amount equal to less than the full Claimed Amount may be released from the Escrow Fund to Buyer, Escrow Agent shall, within ten (10) days following the receipt of such Response Notice, deliver to Buyer an amount equal to the Agreed Amount from (but only to the extent of) the Escrow Fund and provide written notice thereof to the Shareholders.  Such payment shall not be deemed to be made in full satisfaction of the Escrow Claim, but shall count toward the satisfaction of the Escrow Claim.

(v)           If the Majority Shareholders deliver a Response Notice indicating that there is a Contested Amount, the Majority Shareholders and Buyer shall attempt in good faith to resolve the dispute related to the Contested Amount.  If Buyer and the Majority Shareholders resolve such dispute, such resolution shall be binding on the Shareholders, Escrow Agent and Buyer and a settlement agreement shall be signed by Buyer and the Shareholders and sent to Escrow Agent, which shall, upon receipt thereof, if applicable, release an amount from (but only to the extent of) the Escrow Fund in accordance with such agreement and provide written notice thereof to the Shareholders.  Unless and until Escrow Agent shall receive written notice that any such dispute has been resolved by Buyer and the Majority Shareholders, Escrow Agent may assume without inquiry that such dispute has not been resolved, and shall retain the Escrow Fund as herein provided.

(vi)          If the Majority Shareholders and Buyer are unable to resolve the dispute relating to any Contested Amount within thirty (30) days following the expiration of the Dispute Period, then either Buyer or the Majority Shareholders may submit the Escrow Claim to the appropriate courts of the State of California or the United States District Court for the Northern District of California.  Buyer and Sellers hereby agree and consent to the exclusive jurisdiction of the aforesaid courts and waive any objection to venue therein.

(vii)         Escrow Agent shall release funds from the Escrow Fund in connection with any Contested Amount within five (5) days after the delivery to it of:  (i) a copy of a settlement agreement or other writing executed by Buyer and the Shareholders setting forth instructions to Escrow Agent as to the amount, if any, to be released from (but only to the extent of) the Escrow Fund to Buyer or the Shareholders, with respect to such Contested Amount; or (ii) a copy of the award of a court contemplated by Section 5(f) above setting forth instructions to Escrow Agent as to the amount, if any, to be released from (but only to the extent of) the Escrow Fund to Buyer or the Shareholders, with respect to such Contested Amount.

Until a Contested Amount has been resolved as provided in this Section 5(g), Escrow Agent shall not be required to determine the same and shall not be required or permitted to make any delivery of the Escrow Fund.

(viii)        At the time of execution of this Agreement, the Shareholders shall provide to the Escrow Agent a completed IRS Form W-9 and the Escrow Agent is authorized and directed to report all interest and other income in accordance therewith.  The parties understand that, in the event a tax identification number is not certified to the Escrow Agent as provided herein, the Internal Revenue Code of 1986, as amended from time to time, may require withholding of a portion of any interest or other income earned on the Escrow Fund.

(ix)           Notwithstanding anything contained herein to the contrary, if the amount of the claim exceeds the value of the Escrow Fund, the Escrow Agent shall have no liability or responsibility for any deficiency.

(x)            All payments out of the Escrow Fund shall be made as follows:  all claims asserted against the Escrow Fund shall first be satisfied from the Escrow Account, to the extent of funds in the Escrow Account (taking into account the possible distribution of the Escrow Account to the Shareholders pursuant to Section 6(a) below), and second from the Escrowed Shares.  Notwithstanding the foregoing, once it is necessary to use all or some of the Escrowed Shares to satisfy an Escrow Claim, the Shareholders shall have the option, throughout the term of this Agreement, to satisfy any Escrow Claim in cash (the “Replacement Cash”) in lieu of all or some of the Escrowed Shares. If the Shareholders exercise this option, the Escrow Agent shall release to the Shareholders such number of Escrowed Shares equal in value to the Replacement Cash within five (5) days after receiving the Replacement Cash. Payments from the Escrow Account shall be paid to Buyer or the Shareholders, as the case may be, by federal funds wire transfer or by cashier’s check, as elected by the applicable parties.  Distributions of Escrowed Shares from the Escrow Funds shall be sent via overnight delivery (adequately insured whenever possible) to the address identified in writing by the receiving party.  Buyer and the Shareholders agree that each share of Buyer Common Stock held in the Escrow Fund shall be valued at $3.00 per share for purposes of making any payment hereunder, or for purposes of exchanging Escrowed Shares for Replacement Cash, notwithstanding its fair market value at any time, subject to adjustment in the event of a stock dividend or stock split after written notice by Buyer to Escrow Agent of such stock dividend or stock split and the new value for each share of Buyer Common Stock as a result thereof.  All payments by Escrow Agent hereunder using the Escrowed Shares shall be made using shares of Buyer Common Stock so long as any shares of Buyer Common Stock shall be held in the Escrow Fund.  If any other securities of Buyer or any third party are delivered to Escrow Agent to be held as part of the Escrow Fund pursuant to Section 2 hereof, such securities shall be used by the Escrow Agent to make payments hereunder only after all shares of Buyer Common Stock have been delivered to Buyer, and only after delivery to Escrow Agent of written instructions signed by Buyer and the Majority Shareholders stating (i) the agreed upon value of a share of each type of such securities held in the Escrow Fund (unless such type of security is then publicly-traded, in which case such security shall be valued by taking the average closing price for such security over the five trading days preceding the day that such security is delivered to Buyer by Escrow Agent), and (ii) the order in which the various types of securities so held, if more than one, are to be delivered to Buyer in payment of any claim of Buyer.

(xi)           The Escrow Agent shall not be required to deliver fractions of Escrowed Shares to the Buyer hereunder.  If any fraction of a share of Buyer Common Stock would be deliverable to the Buyer under this Section 5, the Escrow Agent shall round up or down to the nearest whole number of shares of Buyer Common Stock, eliminating the need to deliver such fraction of a share.

(f)            Distribution of Escrow Fund to the Shareholders; Termination.

(i)            Within two (2) days after October 28, 2005, Escrow Agent shall distribute or cause to be distributed from the Escrow Account to the Shareholders (in the relative proportions identified on Attachment 1 hereto) an amount equal to the outstanding balance of the Escrow Account less an amount equal to (i) any unpaid Agreed Amounts plus (ii) an amount equal to 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all Escrow Claims for which Buyer has given timely notice on or prior to October 28, 2005 and which have not then been resolved in accordance with Section 5.  At such time as such Escrow Claims are resolved and Escrow Agent has received a written notice executed by Buyer and the Shareholders to the effect that any amounts to be distributed to Buyer in connection therewith have been so distributed, Escrow Agent shall distribute an amount, if any, equal to the remaining balance of the Escrow Account to the Shareholders (in the relative proportions identified on Attachment 1 hereto).

(ii)           Within two (2) days after July 28, 2006, Escrow Agent shall distribute or cause to be distributed from the Escrow Fund to the Shareholders (in the relative proportions identified on Attachment 1 hereto) the remaining balance of the Escrow Fund less an amount equal to (i) any unpaid Agreed Amounts plus (ii) an amount equal to 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all Escrow Claims for which Buyer has given timely notice on or prior to July 28, 2006 and which have not then been resolved in accordance with Section 5.  At such time as such Escrow Claims are resolved and Escrow Agent has received a written notice executed by Buyer and the Shareholders to the effect that any amounts to be distributed to Buyer in connection therewith have been so distributed, Escrow Agent shall distribute the remaining balance of the Escrow Fund to the Shareholders (in the relative proportions identified on Attachment 1 hereto).

(iii)          This Agreement shall terminate ten (10) days after the eighteen (18) month anniversary of the date hereof (the “Termination Date”) or, if earlier, upon the release by Escrow Agent of the entire Escrow Fund in accordance with this Agreement; provided, however, that if Escrow Agent has received notice from Buyer of one or more Escrow Claims that have not been resolved by the Termination Date, then this Agreement shall continue in full force and effect after the Termination Date until all such Escrow Claims have been resolved and the Escrow Fund released in accordance with this Agreement.  Within two (2) days after the Termination Date, Escrow Agent shall distribute or cause to be distributed to the Shareholders the amount, if any, then held in the Escrow Fund (in the relative proportions identified on Attachment 1 hereto); provided, however, that if prior to the Termination Date, Buyer has given notice of one or more Escrow Claims which have not been resolved prior to the Termination Date in accordance with Section 5, Escrow Agent shall retain in the Escrow Fund after the Termination Date Escrowed Shares or Replacement Cash, as the case may be, with a value equal to (i) any unpaid Agreed Amounts plus (ii) 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all such Escrow Claims which have not then been resolved.  At such time as all remaining Escrow Claims hereunder have been resolved and Escrow Agent has received a written notice executed by Buyer and the Shareholders to the effect that any amounts to be distributed to Buyer in connection therewith have been so distributed, Escrow Agent shall distribute the remaining Escrow Fund, if any, to the Shareholders (in the relative proportions identified on Attachment 1 hereto).

Anything contained herein to the contrary notwithstanding, the provisions of Section 9 and Section 11 hereof shall remain in full force and effect notwithstanding the termination of this Agreement.

(g)           Scope of Undertaking.  Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement and the Escrow Fund, and shall not be required to deliver the same or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, and make delivery of the Escrow Fund as herein expressly provided herein or by reason of a judgment or order of a court of competent jurisdiction.  The Buyer and the Shareholders hereby release and hold Escrow Agent harmless for any reduction in value of the Escrowed Shares while said Escrowed Shares are in the possession of Escrow Agent unless any reduction in value of the Escrowed Shares is caused by the willful misconduct or gross negligence of Escrow Agent in the performance of its duties under this Agreement or Escrow Agent breaches this Agreement by failing to deliver the Escrowed Shares pursuant to Section 5 or Section 6 in a timely manner.

(h)                                 Knowledge and Sufficiency of Documents.  Escrow Agent shall not be bound by or have any responsibility with respect to compliance with any agreement between Buyer and the Shareholders (including without limitation the Merger Agreement), irrespective of whether Escrow Agent has knowledge of the existence of any such agreement or terms and provisions thereof.  Escrow Agent’s only duty, liability, and responsibility shall be to receive, hold and deliver the Escrow Fund as herein provided.  Escrow Agent shall not be required in any way to determine the validity or sufficiency, whether in form or in substance, of the Escrow Fund or the validity, sufficiency, genuineness or accuracy of any instrument, document, certificate, statement or notice referred to in this Agreement or contemplated hereby, or the identity or authority of the persons executing the same, and it shall be sufficient if any writing purporting to be such instrument, document, certificate statement or notice is delivered to Escrow Agent and purports on its face to be correct in form and signed or otherwise executed by the party or parties required to sign or execute the same under this Agreement.  Escrow Agent shall be entitled to rely conclusively on any such writing believed by it in good faith to be genuine and presented by the proper person (including without limitation any wire transfer instructions).

(i)                                     Right of Interpleader.  Should any controversy arise between Buyer and the Shareholders, or any other person, firm or entity, with respect to this Agreement, the Escrow Fund, or any part thereof, or the right of any party or other person to receive the Escrow Fund, or any part thereof, or should such parties fail to designate another Escrow Agent as provided in Sections 16 and 17 hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right (but not the obligation) to: (a) withhold delivery of the Escrow Fund until the controversy is resolved as provided in Section 5 hereof, the conflicting demands are withdrawn or its doubt is resolved as provided in Section 5 hereof; or (b) institute a bill of interpleader in any court of competent jurisdiction in Tampa, Florida to determine the rights of the parties hereto (the right of Escrow Agent to institute such bill of interpleader, however, shall not be deemed to modify the manner in which Escrow Agent is entitled to make disbursements of the Escrow Fund as hereinabove set forth, other than to tender the Escrow Fund into the registry of such court).  Should a bill of interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation in any manner whatsoever on account of this Agreement or the Escrow Fund, then as between themselves and Escrow Agent, Buyer and the Shareholders, jointly and severally, hereby bind and obligate themselves, their successors, heirs, executors and assigns to pay Escrow Agent its reasonable attorneys’ fees and any and all other disbursements, expenses, losses, costs and damages of Escrow Agent in connection with or resulting from such threatened or actual litigation.  Notwithstanding the foregoing, as between themselves, Buyer (on the one hand) and the Shareholders (on the other hand) agree that each shall each pay one-half of all amounts payable to the Escrow Agent pursuant to this paragraph.

(j)                                     Scope of Duties and Errors in Judgment.  It is expressly understood and agreed that Escrow Agent shall be under no duty or obligation to give any notice, except as otherwise set forth in this Agreement, or to do or to omit the doing of any action or anything with respect to the Escrow Fund, except to hold the same and to make disbursements in accordance with the terms of this Agreement.  Without limiting the generality of the foregoing, it is acknowledged and agreed that (a) no implied duties shall be read into this Agreement on the part of Escrow Agent, and (b) Escrow Agent shall not be obligated to take any legal or remedial action which might in its judgment involve it in any expense or liability for which it has not been furnished acceptable indemnification.  Escrow Agent, its partners and employees shall not be liable for any error in judgment or any act or steps taken or permitted to be taken in good faith, or for any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for its own willful misconduct or gross negligence.

(k)                                  Indemnity.  As between themselves and Escrow Agent, Buyer and the Shareholders, jointly and severally, agree to indemnify Escrow Agent against and hold the Escrow Agent harmless from any and all losses, costs, damages, expenses, claims, and attorney’s fees and expenses suffered or incurred by Escrow Agent as a result of, in connection with or arising from or out of the acts or omissions of Escrow Agent in performance of or pursuant to this Agreement, except such acts or omissions as may result from Escrow Agent’s willful misconduct or gross negligence.  In no event shall Escrow Agent be liable for indirect, punitive, special or consequential damages.

Buyer and the Shareholders undertake to instruct Escrow Agent in writing with respect to Escrow Agent’s responsibility for withholding and other taxes, assessments, or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement.  Buyer and the Shareholders, jointly and severally, agree to indemnify and hold Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct the same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.

Notwithstanding the foregoing, as between themselves, Buyer (on the one hand) and the Shareholders (on the other hand) agree that each shall each pay one-half of all amounts payable to Escrow Agent pursuant to this Section.

(l)                                     Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given when received, if personally delivered or sent by facsimile transmission, or three (3) days after deposited in the United States mail for delivery by registered or certified mail, return receipt requested, postage prepaid and received by the party to whom is was sent (provided, however, that in no instance shall any notice to the Escrow Agent be deemed to have been received by it unless and until actually received by it), addressed as follows:

If to the Shareholders:

Wilfred K. Lau

2215 Red Oak Lane

Richardson, Texas  75082

Richard J. Swanson

7809 San Isabel Drive

Plano, Texas  75025

Kurt Christensen

50 Arnold Drive

Westminster, Maryland  21157

David Fried

2456 Fortune Drive

Lexington, Kentucky  40509

in each case, with a copy to:

(which copy shall not constitute notice to the Shareholders)

Andrews Kurth LLP

1717 Main Street

Suite 3700

Dallas, Texas 75201

Attn: Joseph A. Hoffman, Esq.

Facsimile No.:  (214) 659-4401

If to Buyer:

WJ Communications

401 River Oaks Parkway

San Jose, California 95134

Attn.: Michael R. Farese

Fax No.: (408) 577-6621

with a copy to:

(which copy shall not constitute notice to the Buyer)

Shumaker, Loop & Kendrick, LLP

101 East Kennedy Boulevard

Suite 2800

Tampa, FL 33602

Attention:  W. Thompson Thorn, III, Esq.

Facsimile: (813) 229-1660

If to Escrow Agent:

Colonial Bank, N.A.

400 North Tampa Street

Suite 2500

Tampa, FL 33602

Attn.: Bill Kopelman, Vice President

with a copy to:

(which copy shall not constitute notice to the Escrow Agent)

Macfarlane Ferguson & McMullen

201 North Franklin Street

Suite 2000

Tampa, FL 33602

Attn.: James W. Goodwin, Esq.

(m)                               Consultation with Legal Counsel.  Escrow Agent may consult with its in-house counsel or other counsel satisfactory to it in respect to question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered, or omitted by Escrow Agent in good faith upon the advice of such counsel.  Escrow Agent may act through its duly authorized partners, employees, agents and attorneys.

(n)                                 Choice of Laws; Venue.  This Agreement and the disposition of the Escrow Fund hereunder shall be construed and regulated under and their validity and effect shall be determined by the laws of the State of Delaware.  Buyer and Sellers submit to the jurisdiction of the appropriate courts of the State of California or the United States District Court for the Northern District of California, except if the Escrow Agent exercises its right of interpleader as set forth in Section 9, in which event the parties submit to the jurisdiction of the appropriate courts of the State of Florida or the United States District Court for the Middle District of Florida, but only with respect to the matters covered by Section 9.  The parties hereby agree and consent to the exclusive jurisdiction of the aforesaid courts and waive any objection to venue therein.

(o)                                 Reimbursement of Expenses.  Escrow Agent shall be entitled to reimbursement from Buyer and the Shareholders, jointly and severally, of all its reasonable costs and expenses, including reasonable fees and expenses of legal counsel incurred by it in connection with the preparation, operating, administration and enforcement of this Agreement.  Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of this Agreement or the escrow created hereby which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by Escrow Agent in connection with resolution of any claim by any party hereunder.  Notwithstanding the foregoing, as between themselves, Buyer (on the one hand) and the Shareholders (on the other hand) agree that each shall pay one-half of all amounts payable to Escrow Agent pursuant to this paragraph.

(p)                                 Resignation.  Escrow Agent may resign and be discharged from its duties and obligations hereunder at any time by giving no less than ten (10) days’ prior written notice of such resignation to Buyer and the Shareholders, specifying the date when such resignation will take effect.  Thereafter, Escrow Agent shall have no further obligation hereunder except to hold the Escrow Fund as depository.  In the event of such resignation, Buyer and the Shareholders agree that they will jointly appoint a banking corporation or trust company as successor escrow agent within ten (10) days of notice of such resignation.  Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from Buyer and the Shareholders designating the successor escrow agent.  Escrow Agent shall deliver all of the Escrow Fund to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Fund, the successor escrow agent shall be bound by all of the provisions hereof.

(q)                                 Removal.  Buyer and the Shareholders acting together shall have the right to terminate the appointment of Escrow Agent, specifying the date upon which such termination shall take effect.  Thereafter, Escrow Agent shall have no further obligation hereunder except to hold the Escrow Fund as depository.  Buyer and the Shareholders agree that they will jointly appoint a banking corporation or trust company as successor escrow agent.  Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from Buyer and the Shareholders designating the successor escrow agent.  Escrow Agent shall deliver all of the Escrow Fund to such successor escrow agent in accordance with such instructions and upon receipt of the Escrow Fund, the successor escrow agent shall be bound by all of the provisions hereof.

(r)                                    Accounting.  In the event of the resignation or removal of Escrow Agent or upon the release or distribution of the Escrow Fund or the termination of this Escrow Agreement, Escrow Agent shall render to Buyer and the Shareholders, and to the successor escrow agent, if any, an accounting in writing of the property constituting the Escrow Fund and all distributions therefrom.  The requirements of this Section shall be satisfied by the provision by Escrow Agent of a bank account statement setting forth the Escrow Fund and all deposits and disbursements relating thereto.

(s)                                  Tax Provisions.  Notwithstanding anything to the contrary herein, Buyer and the Shareholders agree that, for all purposes hereunder, including for tax reporting purposes, all interest earned from the investment of the Escrow Fund, or any portion thereof, shall be allocable and payable to the Shareholders.  Contemporaneously with the execution hereof, the Shareholders have provided Escrow Agent with a certified tax identification number by signing and returning a Form W-9 to Escrow Agent and Escrow Agent is authorized and directed to report all interest and other income in accordance therewith.  Buyer and the Shareholders agree: (a) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of the Escrow Fund under this Agreement; (b) to instruct Escrow Agent in writing with respect to Escrow Agent’s responsibility for withholding and other taxes, assessments, or other governmental charges, certifications, and governmental reporting in connection with its acting as Escrow Agent under this Agreement; and (c) to indemnify and hold Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against Escrow Agent in connection with or relating to any payment made or other activities performed under the terms of this Agreement, including, without limitation, any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees of counsel selected by Escrow Agent, and expenses), interest and penalties.  The foregoing indemnification and agreement to hold harmless and defend shall survive the termination of this Agreement and/or any resignation or removal of Escrow Agent.

(t)                                    Right of Offset.  Buyer and the Shareholders agree that the court in which any bill of interpleader is instituted by Escrow Agent, or in which Escrow Agent appears on account of this Agreement or the Escrow Fund, is authorized to use first, any cash, and second, any securities, held in the Escrow Fund to pay the reasonable attorneys’ fees and any and all other disbursements, expenses, losses, costs and damages of Escrow Agent in connection with or resulting from such proceeding or threatened or actual litigation if Buyer and the Shareholders have not tendered payment of the same to Escrow Agent promptly after request by Escrow Agent.

(u)                                 Collected Funds.  No monies shall be required to be disbursed by the Escrow Agent until and unless it has collected funds.

(v)                                 Captions.  Section heading and captions have been inserted for convenience only and do not in anyway limit the provisions set out in the various sections hereof.

(w)                               Severability.  If one or more of the provisions contained herein for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(x)                                   Entire Agreement.  This Agreement evidences the entire agreement among Buyer, the Shareholders and Escrow Agent in connection with the Escrow Fund and no other agreement entered into between the parties or any of them shall be considered or adopted or binding, in whole or in part, by or upon Escrow Agent, notwithstanding that any other such agreement may be deposited herewith or Escrow Agent may have knowledge thereof.  This Agreement may be amended only in writing signed by all of the parties hereto.

(y)                                 Execution in Counterparts.  For the convenience of the parties and to facilitate execution, this Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document and such counterparts may be delivered by facsimile.

(z)                                   Force Majeure.  Neither Buyer nor the Shareholders nor Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond their control.  Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

(aa)                            Binding Effect.  This Agreement shall be binding upon the respective parties hereto and their heirs, executors, permitted successors and assigns.

(bb)                          Modifications.  This Agreement may not be altered or modified without the express written consent of the parties hereto.  No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified.  A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

(cc)                            Assignment.  No assignment of any rights (including, without limitation, any interest in the Escrow Fund) or delegation of any obligations provided for herein may be made by any party hereto without the express written consent of the other parties hereto, except for provisions hereof respecting successor escrow agents.  This Escrow Agreement shall inure to the benefit of and be binding upon the successors, heirs, personal representatives and permitted assigns of the parties hereto.

(dd)                          Reproduction of Documents.  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

“BUYER”	“SELLERS”

WJ COMMUNICATIONS, INC.	TELENEXUS, INC.

By:	By:
Name:	Name:
Title:	Title:

“ESCROW AGENT”	“SHAREHOLDERS”

COLONIAL BANK, N.A.

By:
Name:	Wilfred K. Lau
Title:

Richard J. Swanson

Kurt Christensen

David Fried

SIGNATURE PAGE TO ESCROW AGREEMENT

Attachment 1

To

Escrow Agreement

Shareholder Name	Tax ID No.	No. Escrowed Shares	Relative%
Wilfred K. Lau	***	155,667	46.7
Richard J. Swanson	***	155,667	46.7
Kurt Christensen	***	15,666	4.7
David Fried	***	6,333	1.9
TOTAL		333,333	100%

***                           CONFIDENTIAL MATERIAL REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT B

CALCULATION OF REVENUE
FOR PURPOSES OF DETERMINING THE EARN-OUT PAYMENT

1.                                      General Principles

A.                                   Obligation to Pay.  The Parties intend to work together in good faith at and after the Closing Date for purposes of increasing the RFID Revenue generated by the Purchaser and its Affiliates during the Earnout Period for their mutual benefit.  As provided by Section 2.9 of the Agreement, the Parties hereto agree that, as part of the Purchase Price payable to the Shareholders, the Purchaser shall pay an earnout payment, if earned, of up to Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000) in cash and up to 833,333 shares of WJ Common Stock upon the terms and conditions and at the times specified therein and elaborated further herein.

B.                                     Definition of Revenue.  As used herein “Revenue” shall mean the net revenues (as reflected by the Purchaser’s audited, consolidated financial statements) generated by, through or as a result of the sale by the Purchaser and its Affiliates after the Closing Date of the following products (collectively, the “RFID Products”):  Existing Products, Derivative Products of Existing Products, Products Under Development, Derivative Products of Products Under Development, Future RFID-Based Products, Derivative Products of Future RFID-Based Products, Identified Readers, Derivative Products of Identified Readers and Ancillary Services (in each case, as defined herein), together with the fair market value of the Investment Stock (as hereinafter defined), if any, as provided below.

C.                                     Revenue Reduced By Allocated Expenses Only.  The Parties agree that all Revenue generated from the sale of the RFID Products from all business activity of the Purchaser and its Affiliates shall be credited to Revenue for purposes of calculating the Earnout Payment, without any deductions whatsoever (including with respect to capital expenditures, operating expenses, costs of goods sold and services furnished, taxes or any other costs or expenses (collectively, “Expenses”)), except for Allocated Expenses (as hereinafter defined) and that Sub shall not be charged or allocated any other Expenses of Purchaser or any of its Affiliates in connection with the calculation of the Earnout Payment hereunder.  As used herein, “Allocated Expenses” shall mean the Internal Price (as hereinafter defined) for RFID ASIC chipsets, SX Series Hardware and MPR Series Hardware developed or licensed by the Purchaser or an Affiliate (other than Sub) and used by the Sub in the creation, conception or development for sale of products plus an administration fee equal to 10% of such costs.  As used in this Exhibit B, “Internal Price” shall mean the cost of the goods sold (to be determined in accordance with GAAP), but without additional mark-up whatsoever including for research, development, marketing, etc.

2

2.                                      Categories of RFID Products.

The following further define the categories of RFID Products, the sale of which shall be credited towards Revenue for purposes of calculating the Earnout Payment hereunder:

A.                                   Existing Products

All Revenue generated from the sale of existing products of the Company (“Existing Products”) and Derivative Products of Existing Products (as hereinafter defined) by the Purchaser, the Sub or any Affiliate thereof, including, without limitation, those listed below:

•                                          Existing Products Developed for a Specific Customer (under any product name whatsoever) including, without limitation, the following:

Area Antenna (***)

Stationary Reader (***)

Handheld Reader (***)

Advanced Reader (***)

*** Indicator (***)

RF Module (***)

Japanese Reader (***)

Rugged Reader (with PA) (***)

Multiplexer (***)

*** Reader (***)

RF Module with retrofit (***)

Specialty Reader (***)

Direct Sequence Reader (***)

Drop Box Antenna (***)

European Reader (***)

Junction Card/Highway System (***)

Tag 21 (***)

*** Reader (***)

*** Reader (***)

Service Center Programmer (***)

RF Module (with Antenna) (***)

RF Module (9 volt)/Class 0 Antenna (***)

Interface Board/Box (***)

Low Cost Reader (***)

Multiprotocol RF Module (***)

***                           CONFIDENTIAL MATERIAL REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

3

Antenna Interface Boards and Cables (***)

SCA Reader, Tag, and Antenna (***)

Tag-It™ Reader (***)

Multiprotocol Reader (***)

Digital Control Board (***)

Wave Reader (***)

DSP Module (***)

7/eleven Reader (***)

SMU Reader (***)

Brazil Development (***)

Tracking Device (***)

*** Reader (***)

TaxMedCS (***)

*** Reader (***)

Application software for above

•                                          Existing Telenexus Developed Products (under any product name whatsoever) including, without limitation, the following:

IR 1000

IR 1500

RM 1000

DR 1000

AN 125

AN 110

AN 120

In addition, Revenue shall be increased by software, application software and software license fees associated with the Existing Products and Derivative Products of Existing Products.

B.                                     Products Under Development

All Revenue generated from the sale of products currently under development by the Company (“Products Under Development”) and Derivative Products of Products Under Development (as hereinafter defined) by the Purchaser, the Sub or any Affiliate thereof, including, without limitation, those listed below (under any product name whatsoever):

Class 3 Tags and Reader (***)

***Products

***                           CONFIDENTIAL MATERIAL REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

4

IR 2000

IR 2500

SR 2000

RM 2000

DR 2000

DP 2000

In addition, Revenue shall be increased by software, application software and software license fees associated with the Products Under Development and Derivative Products of Products Under Development.

C.                                     Future RFID-Based Products

All Revenue generated from the sale of future RFID technology-based products (“Future RFID-Based Products”) and Derivative Products of Future RFID-Based Products (as hereinafter defined) by the Purchaser, the Sub or any Affiliate thereof, including, without limitation, those listed below (under any product name whatsoever):

IR 3000

IR 3500

SR 3000

RM 3000

DR 3000

DP 3000

In addition, Revenue shall be increased by software, application software and software license fees associated with the Future RFID-Based Products and Derivative Products of Future RFID-Based Products.

D.                                    Identified Reader

All Revenue generated from the sale of the PCMCIA Multiprotocol Reader (“Identified Reader”) and Derivative Products of the Identified Reader (as hereinafter defined) by the Purchaser, the Sub or any Affiliate to the following customers, whenever located, and their respective Affiliates (the “Identified Customers”):

A.                                   ***

B.                                     ***

C.                                     ***

D.                                    ***

***                           CONFIDENTIAL MATERIAL REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

5

E.                                      ***

F.                                      ***

G.                                     ***

H.                                    ***

I.                                         ***

J.                                        ***

K.                                    ***

L.                                      ***

M.                                 ***

N.                                    ***

O.                                    ***

P.                                      ***

Q.                                    ***

R.                                     ***

S.                                      ***

; provided, however, with respect to any sales of the Identified Reader by Purchaser (other than with respect to the Identified Customers which such sales, if any, shall not be affected by reduced Revenue under this proviso), Revenue shall mean only that royalty amount that would have been payable to the Company by the Purchaser under that PCMCIA Multiprotocol RFID Reader Development Agreement, dated July 1, 2004, between Purchaser and the Company.

E.                                      Ancillary Services

Revenue shall also be increased at the Normal Rates (as hereinafter defined) for all development, professional, engineering, administrative and other services of the Sub used by the Purchaser or an Affiliate of the Purchaser (other than the Sub) in its/their own operations.  As used herein, “Normal Rates” shall mean those prices for services generally prevailing in the industry to third parties and typically regarded as fair and reasonable to both the service provider and the client.

3.                                      Derivative Products

As used herein, a product shall be a Derivative Product of an Existing Product, a Product Under Development, a Future RFID-Based Product or an Identified Reader (as the case may be) if all or a significant part of that product is the same or substantially similar to such Existing Product, Product Under Development, Future RFID-Based Product or Identified Reader (as the case may be) in terms of intellectual property and/or overall commercial applicability.

***                           CONFIDENTIAL MATERIAL REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

6

4.                                      *** Stock

The Parties acknowledge that the Company may obtain, after the Closing Date, certain shares of common stock (the “Investment Stock”) in ***, a customer of the Company (“***”).  The Purchaser agrees that Revenue shall be increased by the fair market value of such shares of Investment Stock when and if issued (as determined by the Purchaser and its auditors in connection with the audit or review of the applicable period).

7

EXHIBIT D

ACCELERATED EARNOUT PAYMENT

A.                                    Obligation to Pay.  As provided in Section 2.9(f) of the Agreement, if an Acceleration Event occurs, then in lieu of the Earnout Payment, the Shareholders may demand that an Accelerated Earnout Payment be immediately due and payable by the Purchaser to the Shareholders.  This Exhibit D specifies the manner in which the Parties intend to calculate the Accelerated Earnout Payment under the Agreement.

B.                                    Calculation of Accelerated Earnout Payment.  The Accelerated Earnout Payment shall be fixed and determined on the date that the Acceleration Event occurs (the “Acceleration Date”).  Specifically, the Accelerated Earnout Payment shall be determined by reference to the Resulting Percentage such that if the Resulting Percentage is:

(i)                                     less than 75%, no Earnout Payment shall be earned;

(ii)                                  75%, then the Earnout Payment shall be (1) $1,250,000 in cash and (2) 416,667 shares of WJ Common Stock;

(iii)                               85%, then the Earnout Payment shall be (1) $1,875,000 in cash and (2) 625,000 shares of WJ Common Stock;

(iv)                              100% or greater, then the Earnout Payment shall be (1) $2,500,000 in cash and (2) 833,333 shares of WJ Common Stock; or

(v)                                 between 75% and 85% or between 85% and 100%, then the Earnout Payment shall be determined using linear interpolation between the points.

As used herein, “Resulting Percentage” shall mean that number, expressed as a percentage,

equal to =		TR
	CoQ+	DAE	X CuQ
91

WHERE	TR	=	the total Revenue generated from the Closing Date through the close of business on the Acceleration Date (as such amount is calculated in accordance with Exhibit B)

	CoQ	=	the cumulative total of all Quarterly Revenue Targets (as hereinafter defined) for quarters completed prior to the Acceleration Date

	DAE	=	the total number of days in the current quarter that have elapsed prior to and including the Acceleration Date

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CuQ	=	the Quarterly Revenue Target for the current quarter in which the Acceleration Event has occurred (but only to the extent not otherwise comprising a part of CoQ)

For purposes of the foregoing calculation, the following principles shall apply:

1.                                       Each quarter shall consist of 91 days;

2.                                       The first quarter (Q1) shall begin on the Closing Date and end 91 days, to the day, thereafter.

3.                                       Each quarter commencing with the second quarter (Q2) will begin the day immediately following the preceding quarter.

4.                                       The Quarterly Revenue Targets are:

Q1		Q2		Q3		Q4		Q5		Q6
$	***	$	***	$	***	$	***	$	***	$	***

C.                                    Examples of Calculation.  To illustrate the foregoing calculation only, the Parties observe that if an Acceleration Event occurs:

•                                          on the 45th day following the Closing Date and Revenue generated through that date was $***, then the Resulting Percentage would equal ***% as follows:

***
0 +	45	X***
91

•                                          on the day that is 45 days and one year after the Closing Date and Revenue generated through that date was $***, the Resulting Percentage would equal ***% as follows:

***
[*** + *** + *** + ***] +	45 X ***
91

***                           CONFIDENTIAL MATERIAL REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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EXHIBIT E

FORM OF

NON-COMPETITION AGREEMENT

This Non-Competition Agreement (the “Agreement”) made this 28th day of January, 2005 (the “Effective Date”), by and between                              (hereinafter “Shareholder”), WJ Newco, LLC (“WJ LLC”), a Delaware limited liability company and WJ Communications, Inc., a Delaware corporation (together with WJ LLC, hereinafter “WJ”).

WITNESSETH:

WHEREAS, Shareholder is a principal operator and owner of Telenexus, Inc., a Texas corporation (hereinafter “Seller”) which entered into an Agreement and Plan of Merger with WJ as of the 19th day of January, 2005, to merge with and into WJ LLC (the “Merger Agreement”); and

WHEREAS, because of Shareholder’s years of experience in the RFID business of Seller and his many contacts with the clients of Seller, it is important to WJ that Shareholder not compete with WJ in order to give WJ the opportunity to obtain maximum value from the business purchased from Seller and the Shareholder in the merger.

NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Shareholder agrees as follows:

1.             Shareholder acknowledges and recognizes the highly competitive nature of the Seller’s business and WJ’s business (including the business of WJ LLC by virtue of the merger with the Seller). Shareholder agrees that the restrictions set forth in this Agreement are necessary to protect the goodwill and other legitimate interests of WJ.  Accordingly, for the consideration set forth in the Merger Agreement, Shareholder shall not, directly or indirectly, either as an individual on his own account or as a partner, joint venturer, officer, director, stockholder, employee, agent, independent contractor, or otherwise, for a period of four (4) years from the Effective Date:

1.                                       engage in a Competitive Business (as hereinafter defined);

2.                                       have any interest in any person, firm, partnership, joint venture, or other business entity (collectively, an “Entity”) which is engaged in a Competitive Business (except as a stockholder holding less than one percent of the aggregate number of issued and outstanding shares of a publicly traded company’s capital stock); or

3.                                       provide financial or other assistance or act as an agent of, consultant for or advisor to any Entity which is or is about to become engaged in a Competitive Business.

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“Competitive Business” shall mean the business of the sale, manufacture or distribution of (i) any RFID product, (ii) any product set forth on Exhibit A hereto (or any products that are substantially similar to those on such Exhibit A) or which compete with those set forth on Exhibit A hereto, or (iii) any integrated circuit, electronic component or semiconductor module product in the field of wireless communications infrastructure, cable television networks and distribution plant, and wireless networking for use in equipment used by telecommunications service providers to receive and transmit information by electrical, electronic, optical, or electro-optic means to and from other telecommunication service providers or telecommunication service users in any industry and for any application.

Further, Shareholder covenants and agrees with WJ that for a period of four (4) years from the Effective Date, Shareholder shall not, directly or indirectly, either as an individual on his own account or as a partner, joint venturer, officer, director, stockholder, employee, agent, independent contractor, or otherwise:

(a)                                  counsel, solicit, or attempt to induce any person employed by or associated with WJ, whether that person is a full-time employee, part-time employee, or independent contractor, to terminate his or her employment with WJ;

(b)                                 employ any person formerly employed by or associated with WJ, whether that person was a full-time employee, part-time employee, or independent contractor; or

(c)                                  solicit to provide, or provide, any of WJ’s customers (including those customers transferred by Seller to WJ in connection with the closing under the Merger Agreement) or any of WJ’s prospective customers with any product or service that competes with any product or service sold or provided by WJ.

2.             Shareholder recognizes that his covenants contained in this Agreement are an essential part of the Merger Agreement and that, but for the agreement of Shareholder to comply with such covenants, WJ would not have entered into the Merger Agreement.  Shareholder acknowledges and agrees that WJ’s remedy at law for a breach or threatened breach of Section 1 would be inadequate and that any breach or threatened breach of Section 1 will result in irreparable harm to the Company. Shareholder accordingly agrees that the restrictions contained in this Agreement are reasonable and further agrees that in the event of a breach by Shareholder of any of the provisions of Section 1, Shareholder agrees that, in addition to any remedy at law available to WJ, including, but not limited to monetary damages, WJ shall be entitled to seek to obtain request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to WJ.  Nothing herein contained shall be construed as prohibiting WJ from pursuing any other remedies available to it for such breach or threatened breach.

3.             If the scope of any restriction contained in this Agreement is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and Shareholder hereby consents and agrees that such scope may be modified accordingly in any proceeding brought to enforce or interpret such restriction.

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4.             Shareholder shall disclose this Agreement to all prospective employers, whether or not such prospective employer’s business is competitive with, or related to, the business of WJ at that time.  WJ may disclose this Agreement to anyone, at any time, whether or not it has reason to believe that Shareholder has breached, or threatens to breach, any provision of this Agreement.

5.             The existence of any claim or cause of action of Shareholder against WJ, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by WJ of the covenants and agreements contained herein.

6.             This Agreement, along with the Merger Agreement and all schedules and exhibits thereto, represents the entire understanding between the parties hereto with respect to the subject matter hereof, and no provision hereof may be amended, modified or waived unless such amendment, modification or waiver is in writing signed by both parties hereto. It may be executed in counterparts, each of which shall be an original and together shall constitute one and the same instrument. Any signature delivered by a party by facsimile transmission will be deemed to be an original signature.  WJ shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.  No waiver by WJ of any breach on the part of Shareholder shall constitute a waiver of any subsequent breach of the same or any such obligations.

7.             The parties agree that if any action at law or equity is required to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover all costs of collection, including without limitation, reasonable attorneys’ and paraprofessionals’ fees and costs incurred in any litigation, mediation, arbitration, or administrative or bankruptcy proceedings, and any appeals therefrom, in addition to any other relief to which the party may be entitled.

8.             The parties to this Agreement acknowledge and agree that any claim arising out of or relating to this Agreement or the breach of this Agreement, including, without limitation, any claims sounding in contract, tort, breach of contract, violation of statute, or otherwise and including claims for which a party seeks an injunction or other equitable relief, must be submitted and resolved by binding arbitration.  All questions pertaining to the arbitrability of a particular claim or defense shall be determined by the arbitrator or arbitrators.  Judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof.  Any such arbitration will be administered in Dallas, Texas by the American Arbitration Association under its Rules of the Commercial Panel of the American Arbitration Association then in effect.  The parties agree that if it becomes necessary to arbitrate any claim arising out of or relating to this Agreement or the breach of this Agreement after the date hereof, that they will not argue at that time that resolution of any claims in such forum will cause an undue hardship on them or their witnesses.  The award entered by the arbitrator will be final and binding in all respects.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date and year first above written.

12

“SHAREHOLDER”	WJ NEWCO, LLC

By:
Michael R. Farese, President

WJ COMMUNICATIONS, INC.

By:
Michael R. Farese President and Chief Executive Officer

13

EXHIBIT A

LIST OF RESTRICTED PRODUCTS

1.                                      EXISTING CUSTOMER PRODUCTS (UNDER ANY PRODUCT NAME WHATSOEVER) DEVELOPED BY TELENEXUS, INC. INCLUDING, WITHOUT LIMITATION, THE FOLLOWING:

Area Antenna (***)
Stationary Reader (***)
Handheld Reader (***)
Advanced Reader (***)
*** Indicator (***)
RF Module (***)
Japanese Reader (***)
Rugged Reader (with PA) (***)
Multiplexer (***)

*** Reader (***)

RF Module with retrofit (***)

Specialty Reader (***)

Direct Sequence Reader (***)

Drop Box Antenna (***)

European Reader (***)

Junction Card/Highway System (***)

Tag 21 (***)

*** Reader (***)

*** Reader (***)

Service Center Programmer (***)

RF Module (with Antenna) (***)

RF Module (9 volt)/Class 0 Antenna (***)

Interface Board/Box (***)

Low Cost Reader (***)

Multiprotocol RF Module (***)

Antenna Interface Boards and Cables (***)

SCA Reader, Tag, and Antenna (***)

Tag-It™ Reader (***)

Multiprotocol Reader (***)

Digital Control Board (***)

Wave Reader (***)

DSP Module (***)

7/eleven Reader (***)

***                           CONFIDENTIAL MATERIAL REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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SMU Reader (***)

Brazil Development (***)

Tracking Device (***)

*** Reader (***)

TaxMedCS (***)

*** Reader (***)

PCMCIA Multiprotocol Reader

Application software for above

2.                                      EXISTING TELENEXUS DEVELOPED PRODUCTS (UNDER ANY PRODUCT NAME WHATSOEVER) INCLUDING, WITHOUT LIMITATION, THE FOLLOWING:

IR 1000
IR 1500
RM 1000
DR 1000
AN 125
AN 110
AN 120

3.                                      TELENEXUS PRODUCTS CURRENTLY UNDER DEVELOPMENT (UNDER ANY PRODUCT NAME WHATSOEVER) INCLUDING, WITHOUT LIMITATION, THE FOLLOWING:

Class 3 Tags and Reader (***)
*** Products
IR 2000
IR 2500
SR 2000
RM 2000
DR 2000
DP 2000

4.                                      FUTURE RFID-BASED PRODUCTS (UNDER ANY PRODUCT NAME WHATSOEVER) INCLUDING, WITHOUT LIMITATION, THE FOLLOWING:

IR 3000
IR 3500
SR 3000
RM 3000
DR 3000
DP 3000

***                           CONFIDENTIAL MATERIAL REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

15

EXHIBIT H

FORM OF SHAREHOLDER RELEASE

January 28, 2005

WJ Communications, Inc.

401 River Oaks Parkway

San Jose, California 95134

Ladies and Gentlemen:

                                                   (the “Shareholder”) is a party to that certain Agreement and Plan of Merger, dated as of the date hereof (the “Purchase Agreement”), with WJ Communications, Inc., a Delaware corporation and WJ Newco, LLC (the “Sub” and together with WJ, the “Purchaser”).  The Shareholder hereby acknowledges that the delivery of this instrument is a condition to the consummation of the transactions contemplated by the Purchase Agreement.  Terms used but not defined in this Shareholder Release shall have the meanings set forth in the Purchase Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholder hereby fully waives, releases, relinquishes and terminates, and agrees to take any action, to the extent required, to fully waive, release, relinquish and terminate any and all rights under or granted in connection with (a) the shares of common stock, $0.01 par value per share, of Telenexus, Inc., a Texas corporation (the “Company”) (including any options, warrants, rights, calls, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments of any kind obligating the Company to issue shares of its capital stock or other equity securities, or any rights to the payment of dividends) owned beneficially or of record by the Shareholder or (b) any Contracts between the Shareholder and the Company, except for the rights set forth in the Purchase Agreement or the Ancillary Agreements.

The Shareholder hereby acknowledges that, in connection with the transactions contemplated by the Purchase Agreement and any Contracts, other than the Purchase Agreement and the Ancillary Agreements, between the Shareholder and the Company, the Shareholder has received all that the Shareholder is entitled to receive in connection with any prior ownership interest in the Company.  Other than as set forth in the Purchase Agreement and the Ancillary Agreements, the Shareholder hereby fully, finally and forever releases, discharges, quit claims and covenants not to sue and otherwise agrees not to enforce any claim, cause of action, right, title or interest (collectively, the “Claims”) against, each of the Purchaser, the Sub, the Company and its Subsidiaries, their respective successors and assigns and any Affiliate of the foregoing (the “Company Released Persons”), of, from and with respect to any and all claims,

16

counterclaims, debts, covenants, agreements, obligations, liabilities, actions or demands of any kind or character in connection with any prior ownership interest in the Company by the Shareholder.

Further, the Shareholder hereby fully, finally and forever releases, discharges, quit claims and covenants not to sue and otherwise agrees not to enforce any Claims against each of the Company Released Persons, of, from and with respect to any and all Claims, counterclaims, debts, covenants, agreements, obligations, liabilities, actions or demands of any kind or character based upon any fact or circumstance, whether known or unknown, suspected or unsuspected, which presently exist or have ever existed in the past, that the Shareholder has or may have in any manner whatsoever, either singly or jointly with others, against any of the Company Released Persons.  Notwithstanding the foregoing, this paragraph shall not apply to (a) any and all Claims arising out of or related to the enforcement of any and all rights under the terms of the Purchase Agreement or any Ancillary Agreement to which Shareholder is a party and (b) any and all Claims by any governmental authority or agency including, but not limited to, any Claims (i) by the IRS or any other state or local taxing authority, (ii) relating to state, local or federal income taxes of the Company or its shareholders, (iii) by the Environmental Protection Agency or (iv) relating to any environmental or similar laws with respect to the Company or its shareholders.

This instrument shall be governed by, and construed in accordance with, the laws of the State of Delaware.

The Shareholder acknowledges and agrees that he has only                                   shares of common stock in the Company (representing approximately                          % thereof) and that he does not own any other capital securities of the Company or any other option, warrant, convertible instrument or other right, contingent or otherwise to acquire any additional capital stock of the Company.

Very truly yours,

17